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                                                                   Exhibit (99f)

                          COOPER TIRE & RUBBER COMPANY

                   PRE-TAX SAVINGS PLAN - (BOWLING GREEN-SEAL)

             AS AMENDED AND RESTATED EFFECTIVE AS OF JANUARY 1, 2001
                        OR AS OTHERWISE PROVIDED IN PLAN

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                               TABLE OF CONTENTS

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                                                                                                               PAGE
ARTICLE I             DEFINITIONS............................................................................    2

ARTICLE II            ELIGIBILITY AND PARTICIPATION..........................................................   11

ARTICLE III           PARTICIPANTS' CONTRIBUTIONS............................................................   13

ARTICLE IV            COMPANY CONTRIBUTIONS..................................................................   16

ARTICLE V             INVESTMENT OF CONTRIBUTIONS............................................................   20

ARTICLE VI            VESTING OF CONTRIBUTIONS...............................................................   23

ARTICLE VII           SUSPENSION OF PARTICIPATION............................................................   24

ARTICLE VIII          APPLICATION OF COMPANY CONTRIBUTIONS FORFEITED.........................................   25

ARTICLE IX            WITHDRAWAL OF CONTRIBUTIONS............................................................   26

ARTICLE X             DESIGNATION OF BENEFICIARY.............................................................   28

ARTICLE XI            DISTRIBUTION OF CONTRIBUTIONS..........................................................   29

ARTICLE XII           MAXIMUM CONTRIBUTION LIMITATION........................................................   36

ARTICLE XIII          RESERVED...............................................................................   41

ARTICLE XIV           ADMINISTRATION OF THE PLAN.............................................................   42

ARTICLE XV            SECURITIES TRANSACTIONS BY TRUSTEE.....................................................   52

ARTICLE XVI           ASSIGNABILITY..........................................................................   54

ARTICLE XVII          AMENDMENT, MODIFICATION, SUSPENSION OR TERMINATION OF THE PLAN.........................   55

ARTICLE XVIII         ESOP FEATURE...........................................................................   56

                                       -i-
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                                    AGREEMENT

         THIS AGREEMENT is made and entered into this 23rd day of July, 2001, by and between Cooper Tire & Rubber Company hereinafter referred to as the "Company" for its plant located in Bowling Green, Ohio and the United Steel Workers of America, and Local Union No. 1042 thereof executing this Agreement; the International Union and the Local Union collectively being hereinafter referred to as the "Union".

         Effective January 1, 2002, an ESOP will be established under the Plan described in this Agreement. The ESOP feature is described in Article XVIII of the Plan and in other relevant Plan sections. The provisions of the Plan relating to the ESOP feature shall not be effective until January 1, 2002.

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                                    ARTICLE I
                                   DEFINITIONS

         For the purposes of this Plan, the following words and phrases shall have the following meanings unless a different meaning is clearly required by the context:

(1) "Account" of a Participant or "Participant's Account" - the then total current market value of the account in the Participant's name as determined by the Trustee representing the entire interest of a Participant in the Plan. Effective January 1, 2002, each account shall consist of the Non-ESOP Account and ESOP Account. Prior to January 1, 2002, each account shall consist of a Pre-Tax Savings Plan Contribution subaccount which will reflect the amount of Pre-Tax Savings Plan Contributions attributable to a Participant and allocated earnings attributable thereto, a Transfer Contributions subaccount which will reflect the amount of Transfer Contributions attributable to a Participant and allocated earnings attributable thereto and a Company Contribution subaccount which will reflect the amount of Company Contributions made pursuant to Article IV herein and allocated earnings attributable thereto.

(2) "Active Participation" - the making of Participant contributions to the Plan and the right to share in the allocation of Company Contributions and ESOP Contributions, if any.

(3) "Actual Deferral Percentage" - for each Plan Year, the ratios (expressed as a percentage and calculated separately for each Eligible Employee in a specified group) of

                           a) the total amount of Company Wage Reduction Contributions to

                           b)       the Eligible Employee's aggregated
                           Compensation for such Plan Year.

           Effective until January 1, 1997, for purposes of determining the Actual Deferral Percentage for any Eligible Employee who is a Highly Compensated Employee for the Plan Year, any Compensation paid to a Family Member or any contribution made by the Company on such Family Member's behalf under Section 1 of Article III shall be treated as paid to or contributed on behalf of the Highly Compensated Employee. Such Family Member shall be disregarded in determining the Actual Deferral Percentage for Non-Highly Compensated Employees.

           In addition, the Actual Deferral Percentage for any Highly Compensated Employee for the Plan Year and who is a participant under two or more plans described in Section 401(k) of the Code which are maintained by the Company, shall be the sum of the Actual Deferral Percentages under each of such plans.

(4) "Adjusted Employment Date" - the date arrived at when the Employee's prior Continuous Credited Service is subtracted, according to Section 2 of Article II, from the date on which the Employee first renders service entitling him/her to credit for an Hour of Service subsequent to a prior period of Continuous Credited Service.

(5) "Affiliated Group" - means the Company and any and all other corporations, trades and/or businesses, the employees of which together with Employees of the Company are required, by the first sentence of Subsection (b) or Subsection (c) of section 414 of the Code to be treated as if they were employed by a single employer. Each corporation or unincorporated trade or business that is or was a member of the Affiliated Group shall be referred to herein as an "Affiliated Group Member" or an "Affiliated Company" but only during such period as it is or was such a member.

(6) "Code" - the Internal Revenue Code of 1986, as amended to date, and as it may hereafter be amended, or any successor statute of similar purpose.

(7) "Committee" - the Defined Contribution Plan Committee established herein.

(8) "Common Stock" - common stock of Cooper Tire & Rubber Company, which is intended to be 'employer securities' within the meaning of Section 409(l) of the Code, and 'qualifying employer securities' within the meaning of Section 407(d)(5) of ERISA. The Plan shall be permitted to acquire and hold Common Stock, and shall be an eligible individual account plan, as that term is defined in Section 407(d)(3)(A) of ERISA.

(9) "Company" - Cooper Tire & Rubber Company and any of its subsidiary corporations which adopt this Plan.

(10)     "Company Contributions" - contributions made by the Company pursuant to
         Article IV of the Plan, other than Company Wage Reduction
         Contributions.

(11) "Company Wage Reduction Contributions" - amounts transferred to the Plan by the Company pursuant to wage reduction arrangements between the Company and Participants, also sometimes referred to herein as Pre-tax Savings Plan Contributions.

(12) "Compensation" - includes all payments of wages, bonus, Company Wage Reduction Contributions to this Plan and any taxable payments paid to the Participant in a calendar year, except that there shall be excluded from Compensation: supplemental unemployment benefits, supplemental worker's compensation, accident and sickness benefits, and other amounts which either are excludable or deductible from income in whole or in part for federal income tax purposes or which represent payments pursuant to a program of benefits or deferred compensation (other than Company Wage Reduction Contributions), whether or not qualified under the Code.

           Notwithstanding the above, the maximum amount of compensation taken into account each year for all computations shall not exceed the amount prescribed pursuant to Section 401(a)(17) of the Code, as amended, or such amount as the Secretary of the Treasury shall prescribe from time to time. Effective until January 1, 1997, in determining the compensation of a Participant for purposes of the limitation, the rules of section 414(q)(6) of the Code shall apply, except in applying such rules, the term family shall include only the spouse of the Participant and any lineal descendants of the Participant who have not attained age 19 before the close of the year. If, as a result of the application of the rules described in the preceding sentence the limitation of Section 401(a)(17) of the Code is exceeded, then the limitation shall be prorated among the affected individual's Compensation as determined under this section prior to the application of this limitation.

           In addition to other applicable limitations set forth in the plan, and notwithstanding any other provision of the plan to the contrary, for plan years beginning on or after January 1, 1994, the annual compensation of each employee taken into account under the plan shall not exceed the Omnibus Budget Reconciliation Act of 1993 (OBRA '93) annual compensation limit. The OBRA '93 annual compensation limit is $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with section 401(a)(17)(B) of the Internal Revenue Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA '93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

           For plan years beginning on or after January 1, 1994, any reference in this plan to the limitation under section 401(a)(17) of the Code shall mean the OBRA `93 annual compensation limit set forth in this provision.

           If compensation for any prior determination period is taken into account in determining an employee's benefits accruing in the current plan year, the compensation for that prior determination period is subject to the OBRA '93 annual compensation limit in effect for that prior determination period. For this purpose, for determination periods beginning before the first day of the first plan year beginning on or after January 1, 1994, the OBRA '93 annual compensation limit is $150,000.

(13) "Continuous Credited Service" - the number of years aggregated under the provisions of Article II, Section 2, except that Continuous Credited Service prior to January 1, 1976, shall be calculated from the most recent Employment Date.

(14) "Current Earnings" - net income before federal income taxes of the Company for its current fiscal year and before deducting any Company Contributions or ESOP Contributions to this Plan for such fiscal year determined on the basis of generally accepted accounting principles.

(15) "Designated Beneficiary" - the beneficiary chosen by the Participant, in accordance with the provisions of Article VIII herein, to receive, upon the Participant's death, any benefit payable under this Plan by reason of the Participant's death.

(16)     "Eligible Employee" - any Employee who has satisfied the provisions of
         Section 1 of Article II.

(17) "Employee" - any employee of the Bowling Green-Seal plant of the Company, whose terms and conditions of employment are determined through collective bargaining with the Union. To the extent required by
         Section 414(n) of the Code, the term "Employee" includes any person who is a "leased employee" of the Company or any other Controlled Group Member. For purposes of this Subsection, a "leased employee" means any person who, pursuant to an agreement between the Company or a Controlled Group Member and any other person ("leasing organization"), has performed services for the Company or Controlled Group Member on a substantially full-time basis for a period of at least one year, and, effective January 1, 1997, such services are performed under the primary direction or control of the Company or Controlled Group Member. Contributions or benefits provided to a leased employee by the leasing organization that are attributable to services performed for the Company or a Controlled Group Member will be treated as provided by the Company or Controlled Group Member. A leased employee will not be considered an Employee of the Company or a Controlled Group Member, however, if (1) leased employees do not constitute more than 20% of the Company's or Controlled Group Member's non-highly compensated work force (within the meaning of Section 414(n)(5)(C)(ii) of the Code and (2) such leased employee is covered by a money purchase pension plan maintained by the leasing organization that provides (i) a non-integrated employer contribution rate of at least 10% of compensation, (ii) immediate participation and (iii) full and immediate vesting. All personal and relative pronouns, singular or plural, and words "person", "Employee", and "Employees" shall refer to both male and female Employees generally.

(18) "Employment Date" - the date on which the Employee first completes an Hour of Service in the employ of the Company, whether or not that service is performed as an Employee.

(19) "ESOP Account" - shall include all amounts in the Participant's Account that are transferred to the ESOP Account pursuant to Section 3 and
         Section 5 of Article V. The ESOP Account shall be established under the ESOP Feature of the Plan. The ESOP Account shall consist of a Pre-Tax Savings Plan Contributions subaccount which will reflect the amount of Pre-Tax Savings Plan Contributions in the ESOP Account attributable to a Participant and allocated earnings attributable thereto, a Transfer Contributions subaccount which will reflect the amount of Transfer Contributions in the ESOP Account attributable to a Participant and allocated earnings attributable thereto, a Company Contributions subaccount which will reflect the amount of Company Contributions in the ESOP Account made pursuant to Article IV herein and allocated earnings attributable thereto, and an ESOP Contributions subaccount which will reflect the amount of ESOP Contributions in the ESOP Account made pursuant to Article XVIII herein and allocated earnings attributable thereto.

(20) "ESOP Contributions" - are the discretionary contributions made by the Company pursuant to Section 3 of Article XVIII.

(21) "ESOP Feature" - is the portion of the Plan described in Article XVIII and shall be effective January 1, 2002. The ESOP Feature consists of the ESOP Account.

(22) "Family Member" - effective until January 1, 1997, with respect to any Employee, such Employee's spouse and lineal ascendants and descendants and the spouses of such lineal ascendants and descendants.

(23) "Highly Compensated Employee" - The term Highly Compensated Employee includes highly compensated active Employees and highly compensated former Employees.

           For a particular Plan Year, effective January 1, 1997, a highly compensated active Employee means any Employee who: (i) was a 5-percent owner at any time during the current or the preceding Plan Year or (ii) for the preceding Plan Year received compensation from the Company in excess of the amount in effect for such Plan Year under Section 414(q)(1)(B) of the Code and was in the top-paid group of Employees for such preceding Plan Year.

           For the purposes of this Subsection, (i) the term "compensation" shall mean (A) for periods prior to January 1, 1998, the sum of an Employee's compensation under Section 415(c)(3) of the Code and the Employee's Pre-Tax Savings Plan Contributions (subject to the limitation of Section 401(a)(17) of the Code), and (B) for periods commencing on and after January 1, 1998, an Employee's compensation under Section 415(c)(3) of the Code (subject to the limitation of Section 401(a)(17) of the Code), and (ii) the term "top-paid group" shall mean that group of Employees of the Company consisting of the top 20 percent (20%) of such Employees when ranked on the basis of compensation paid by the Company during the Plan Year.

           A highly compensated former Employee includes any Employee who separated from service (or was deemed to have separated) prior to the determination year, performs no service for the Company during the determination year, and was a highly compensated active Employee for either the separation year or any determination year ending on or after the Employee's 55th birthday.

           This paragraph shall apply until January 1, 1997. If any Employee is, during a determination year or look-back year, a family member of either a 5 percent owner who is an active or former Employee or a Highly Compensated Employee who is one of the 10 most Highly Compensated Employees ranked on the basis of Compensation paid by the Company during such year, then the family member and the 5 percent owner or top-ten Highly Compensated Employee shall be aggregated. In such case, the family member and 5 percent owner or top-ten Highly Compensated Employee shall be treated as a single Employee receiving compensation and Plan contribution or benefits equal to the sum of such Compensation and contributions or benefits of the family member and 5 percent owner or top-ten Highly Compensated Employee. For purposes of this section, family member includes the spouse, lineal ascendants and descendants of the Employee or former Employee and the spouses of such lineal ascendants and descendants.

           The determination of who is a Highly Compensated Employee, including the determination of the number and identity of Employees in the top-paid group, and the compensation that is considered, will be made in accordance with section 414(q) of the Code and the regulations thereunder.

(24) "Hour of Service" - each hour for which an employee is paid, or entitled to payment, by the Company for the performance of duties or on account of a period of time during which no duties are performed due to vacation, holiday, jury duty, short-term military duty or funeral absence. Each hour for which an employee is not paid, or not entitled to payment, on account of a period of time during which the employee continues to accrue

         Continuous Credited Service while under an approved leave of absence for illness, incapacity or disability, long-term military duty or personal reasons.

           Each hour for which an employee is paid back pay, regardless of mitigation of damages, except for hours previously credited for the same period, or severance pay. Hours of Service shall not be credited due to payments received by an employee from a plan maintained for the sole purpose of complying with applicable worker's or unemployment compensation laws, complying with disability insurance laws, or reimbursement of medical or medically related expenses.

           Such hours shall be credited as specified in Section 201 of the Employee Retirement Income Security Act of 1974, as amended, and as specified at Title 29, Code of Federal Regulations, 2530.200b.

           Hours of Service performed at premium rates (such as holiday pay overtime or shift differential) shall be credited as single Hours of Service, regardless of the rate of compensation in effect for such service. If an Employee is absent from work for any period which commences on or after the Effective Date:

                           a)       by reason of the pregnancy of the Employee,

                           b) by reason of the birth of a child of the Employee,

                           c) by reason of the placement of a child with the Employee in connection with the adoption of such child by the Employee, or

                           d) for purposes of caring for any such child for a period beginning immediately following such birth or placement,

           and the absence is permitted under the Company-Union basic labor agreement, the Employee shall not, solely by reason of such absence, be considered to have incurred a Severance Date for purposes of participation and for determining his/her vested interest until the expiration of the consecutive twenty-four (24) month period commencing on the first day of the absence.

           If an Employee is absent from work for any period for any reasons referred to in subparagraphs (a), (b), (c) and (d) of this subsection, and such period includes the last day of the Plan Year, the Employee shall be deemed to be employed on such date for purposes of Section 3 of Article II.

(25) "Investment Option" - one of those forms of investment which are available to a Participant to invest Company Wage Reduction Contributions, vested Company Contributions and related earnings under the Plan.

(26) "Leave of Absence" - leave of absence granted by the Company due to illness or injury, required U.S. Military Service, or other special leave of absence set forth in the Company-Union basic labor agreement, under which all Participants in similar circumstances shall be treated alike.

(27) "Non-ESOP Account" - shall include all Pre-Tax Savings Plan Contributions, Company Contributions, and Transfer Contributions made to the Plan pursuant to Articles III and IV of the Plan; except that the Non-ESOP Account shall not include any portion of such contributions transferred to the Participant's ESOP Account pursuant to
         Section 3 and Section 5 of Article V. The Non-ESOP Account shall be established under the Non-ESOP Feature of the Plan. The Non-ESOP Account shall consist of a Pre-Tax Savings Plan Contributions subaccount which will reflect the amount of Pre-Tax Savings Plan Contributions in the Non-ESOP Account attributable to a Participant and allocated earnings attributable thereto, a Transfer Contributions subaccount which will reflect the amount of Transfer Contributions in the Non-ESOP Account attributable to a Participant and allocated earnings attributable thereto, and a Company Contributions subaccount which will reflect the amount of Company Contributions in the Non-ESOP Account made pursuant to Article IV herein and allocated earnings attributable thereto.

(28) "Non-ESOP Feature" - is the portion of the Plan, on and after January 1, 2002, (a) which is not included within the ESOP Feature, (b) which is intended to qualify as a profit sharing plan under Code Section 401(a), and (c) which includes a qualified cash or deferred arrangement within the meaning of Code Section 401(k). The Non-ESOP Feature consists of the Non-ESOP Account.

(29) "Non-Highly Compensated Employee - any Eligible Employee who is neither a Highly Compensated Employee nor, effective until January 1, 1997, a Family Member of a Highly Compensated Employee.

(30) "Normal Retirement Date" - the later of the day the Participant attains age sixty-five (65) or the completion of five (5) years of participation in the Company's Bowling Green-Seal Hourly Employees' Retirement Plan.

(31) "One-Year Break in Service" - a Plan Year during which a Participant has five hundred (500) or fewer Hours of Service. Temporary excused absences, including military leave, shall not constitute a One-Year Break in Service. Further, solely for the purpose of determining whether a Participant has incurred a One- Year Break in Service, Hours of Service shall be recognized for "maternity and paternity leaves of absence." A "maternity or paternity leave of absence" shall mean, for Plan Years beginning after December 31, 1984, an absence from work for any period by reason of the Employee's pregnancy, birth of the Employee's child, placement of a child with the Employee in connection with the adoption of such child, or any absence for the purpose of caring for such child for a period immediately following such birth or placement. For this purpose, Hours of Service shall be credited for the computation period in which the absence from work begins, only if credit therefore is necessary to prevent the Employee from incurring a One-Year Break in Service, or, in any other case, in the immediately following computation period. The Hours of Service credited for a "maternity or paternity leave of absence" shall be those which would normally have been credited but for such absence, or, in any case in which the plan administrator is unable to determine such hours normally credited, eight (8) Hours of Service per day. The total Hours of Service required to be credited for a "maternity or paternity leave of absence" shall not exceed five hundred one (501).

(32) "Participant" - any person who has been admitted to participation in this Plan pursuant to the provisions of Article II. The term "Participant" shall include active Participants (those currently eligible to share in Company Contributions and ESOP Contributions, if any), inactive Participants (those individuals who are employed by the Company and have been active Participants but are not eligible to share in Company Contributions or ESOP Contributions), and any former Employee who has an Account under the Plan.

(33) "Plan" - the Pre-tax Savings Plan as set forth herein, and as it may be modified or amended from time to time. Effective January 1, 2002, the Plan consists of the ESOP Feature and the Non-ESOP Feature.

(34) "Plan Year" - except as otherwise provided herein, a Plan Year shall be the calendar year beginning January 1 and ending December 31. With respect to each person becoming employed by the Company or an Affiliated Company, for purposes of eligibility to participate herein, the initial Plan Year shall be the calendar year which commences coincident with or immediately following the Employee's Employment Date.

(35) "Pre-tax Savings Plan Contribution" - the percentage of a Participant's Compensation which the Company contributes to the Plan pursuant to a wage reduction agreement, under which a Participant elects to forego a percentage of such Compensation, reduced for purposes of the Plan, also sometimes referred to as a Company Wage Reduction Contribution.

(36) "Severance Date" - the earliest of (a) the date on which the Employee retires, dies, quits, or is discharged or (b) the date on which the Employee ceases to accrue Continuous Credited Service in accordance with the Company-Union basic labor agreement provisions for leave of absence; but in no event shall the Severance Date, as defined in (a) and (b), be earlier than the first anniversary of the first day of a period throughout which the Employee remains absent, with or without pay, from the service of the Company by reason of the absence.

(37) "Severance Period" - the period of time between the Employee's Severance Date and the date on which he again performs an Hour of Service.

(38) "Total and Permanent Disability" - a condition of a Participant as the result of bodily injury or disease from an unavoidable cause which prevents such Participant from being physically able to meet his/her present job requirements as the same existed at the time of the Participant's cessation of service due to such condition and which disability will (in the opinion of a qualified physician designated by the Committee) presumably be permanent and continuous during the remainder of his/her life. Such condition shall be deemed to have resulted from an unavoidable cause unless it:

                           a) was contracted, suffered or incurred while the Participant was engaged in, or resulted from having engaged in, a felonious enterprise, or

                           b) resulted from habitual drunkenness or addiction to hallucinogenic and/or narcotic drugs not prescribed by a qualified physician for treatment of a condition other than drug addiction, or

                           c) resulted from an intentional self-inflicted injury or self- induced sickness.

(39) "Transaction Period" - a period defined in Article XV herein during which certain rules and regulations, as established by the Committee and the Trustee, shall govern all transactions relating to securities.

(40) "Transactions" - all purchases, sales, redemptions or other dispositions of securities by the Trustee under the Plan.

(41) "Transfer Contributions" - those amounts transferred to the Plan on behalf of an Employee from another plan qualified under Section 401(a) of the Code as described in Article III, Section 8.

(42) "Trustee" - the Trustee or Trustees designated by the Company as provided herein.

(43) "Trust Fund" - assets of the Plan and Trust as the same shall exist from time to time.

(44) "Unvested" - that portion of a Participant's Account balance which is not vested pursuant to Article VI herein.

(45) "Vested" - that portion of a Participant's Account balance to which he/she has a nonforfeitable right pursuant to Article VI herein.

                                   ARTICLE II
                          ELIGIBILITY AND PARTICIPATION

SECTION 1         ELIGIBILITY

         Any Employee of the Company eligible for membership in the Union who has completed thirty days of Continuous Credited Service is eligible to participate in the Plan.

Notwithstanding the foregoing, no Employee who serves only as a leased employee as defined in Section 414(n) of the Code shall be covered by the Plan or deemed to be a Participant.

SECTION 2         CONTINUOUS CREDITED SERVICE

         (a) Continuous Credited Service for purposes of computing eligibility shall be defined as the period of time (as computed by completed 1/12ths of a year) between the Employee's Employment Date or Adjusted Employment Date and the current date or the Employee's most recent Severance Date.

         (b) Any person who incurs a Severance Period after January 1, 1990, shall have Continuous Credited Service restored on the following basis:

                  (i) A person who before the Severance Date had established a nonforfeitable right to any vested benefit will for all purposes have pre-Severance Period and post-Severance Period Continuous Credited Service aggregated to create an Adjusted Employment Date.

                  (ii) A person who before the Severance Date had not established a nonforfeitable right to any vested benefit will have Continuous Credited Service restored on the following basis to create an Adjusted Employment Date:

                           (A) If the Severance Period is less than the Continuous Credited Service prior to the Severance Date, the Continuous Credited Service prior to the Severance Date shall be aggregated with any Continuous Credited Service after the Severance Period to create an Adjusted Employment Date for all purposes. Such aggregation of Continuous Credit Service shall not include any period of time during the Severance Period.

                           (B) If the Severance Period equals or exceeds the greater of five (5) years or the Continuous Credited Service prior to the Severance Date, the Continuous Credited Service prior to the Severance Date shall not be aggregated and the Employee shall become a Participant as specified in Section 3 of this Article.

SECTION 3 An Employee described in Section 1 will become a Participant in the Plan upon satisfaction of all the following requirements:

         (a)      completion of thirty days of Continuous Credited Service,

         (b)      receipt by the Committee of a completed application,

         (c) agreement to an appropriate payroll deduction from his/her Compensation,

         (d) agreement to accept a reduction of his/her Compensation equal to the whole percentage of his/her Compensation per payroll period he/she elects to have contributed by the Company as a Pre-tax Savings Plan Contribution.

         A Participant shall cease to be eligible to make contributions to the Plan and to share in Company Contributions or ESOP Contributions under the Plan when he/she is no longer an Employee due to: resignation, termination, retirement, death, Total and Permanent Disability, or otherwise ceasing to be an Employee or the Participant's voluntary election to suspend participation pursuant to Article VII hereof. Participation in the Plan will cease when the Employee or former Employee no longer has an Account under the Plan. A Participant who voluntarily ceases Active Participation from this Plan while still an Employee accumulating Continuous Credited Service shall be ineligible to resume Active Participation for a period of twelve (12) months from the date Active Participation last ceased.

         Notwithstanding the above paragraph, a Participant who retires under the Company's Bowling Green-Seal Pension and Insurance Agreement may elect to continue to be a Participant in the Plan and maintain an Account until the earlier of the date he/she withdraws the balance in his/her Account or April 1 of the calendar year following the calendar year in which he/she attains age 70-1/2. After the effective date of such retirement, such a Participant shall not be entitled to make contributions to the Plan or share in the allocation of Company Contributions or ESOP Contributions.

         Participation in the Plan by Eligible Employees shall be voluntary.

                                  ARTICLE III
                           PARTICIPANTS' CONTRIBUTIONS

SECTION 1         AMOUNT OF PARTICIPANT PRE-TAX SAVINGS PLAN CONTRIBUTION

         To be an Active Participant, an eligible individual must have made on his/her behalf or agree to make a Pre-tax Savings Plan Contribution in the following manner:

         (a) A Participant may agree to have contributed on his/her behalf as a Pre-tax Savings Plan Contribution, an amount, at his/her election, not to exceed the lesser of: (i) 15% of his/her Compensation or (ii) $7,979 (or such greater amount as determined by the Secretary of Treasury). In calculating the limit under Code Section 402(g) for purposes of Code Section 401(k), the amounts to be deferred by an eligible Employee under each plan for which he/she is eligible to make wage deferrals will be aggregated by treating all cash or deferred arrangements under which the Employee is eligible as a single arrangement. If the limit set forth by Code Section 402(g) is exceeded, then the deferrals in excess of the limits must be distributed by April 15 of the following year. Such reduction in Compensation must be made at the time the Participant would normally receive his Compensation from the Company.

         (b) A Participant, by agreeing to have contributed on his/her behalf a Pre-tax Savings Plan Contribution, shall enter into a written wage reduction agreement with the Company. The terms of such reduction agreement shall provide that the Participant accepts a reduction in his/her Compensation from the Company equal to any whole percentage of his/her Compensation per pay period which he/she elects to have contributed on his/her behalf as a Pre-tax Savings Plan Contribution.

         (c) Pre-tax Savings Plan Contributions shall be fully vested and nonforfeitable at all times.

         (d) The Company may amend or revoke its wage reduction agreement with any Participant at any time, if the Company determines that such revocation or amendment is necessary to insure that contributions by or on behalf of a Participant for any Plan Year will not exceed the limitations of Section 415 or to insure that the discrimination tests of section 401(k) of the Code are met for such Plan Year.

         (e) If a Participant's Compensation for any Plan Year is such that he or she is a Highly Compensated Employee for the Plan Year, the actual deferral percentage test of Section 401(k)(3) of the Code will be met. The Plan incorporates by reference the provisions of Sections 401(k)(3) of the Code and regulation
                  Section 1.401(k) - 1(b) thereunder.

SECTION 2         LIMITATIONS ON PARTICIPANT CONTRIBUTIONS

         All contributions made by or on behalf of a Participant are subject to the limitations imposed by section 401(k), and section 415 of the Code as further set forth in Article XII hereof.

         The maximum amount of such contributions is limited under Section 401(k)(3) determined by reducing contributions made on behalf of Highly Compensated employees in order of their contribution percentages beginning with the highest of such percentages.

SECTION 3         CHANGING CONTRIBUTION PERCENTAGE

         The contribution percentage(s) designated by a Participant shall continue in effect, notwithstanding any change in his/her Compensation, until he/she shall change such contribution percentage(s).

         A Participant may elect, at any time, but not less than thirty (30) days from the last change in contribution percentage(s) to increase or decrease the contribution percentage(s) within the applicable limits to be effective as soon as practicable after receipt of notice of change.

SECTION 4         CONTRIBUTIONS TO BE EXPRESSED IN WHOLE MULTIPLES

         Each Participant's Pre-tax Savings Plan Contributions shall be in whole multiples of 1% of Compensation, subject to adjustment pursuant to Section 5 hereof.

SECTION 5         METHOD OF PARTICIPANTS' CONTRIBUTIONS

         (a) Each Pre-tax Savings Plan Contribution made by the Company on behalf of a Participant shall be transferred to the Plan pursuant to the terms of a written wage reduction agreement between such Participant and the Company. A Participant's wage reduction agreement shall be modified automatically to correspond to the change in the amount of the Pre-tax Savings Plan Contributions made on his/her behalf as set forth in
                  Section 3 hereof.

         (b) The tentative wage reduction amount set forth in any wage reduction agreement shall be in any amount as the Participant shall elect, but shall be not less than 1% and not more than 15% of Compensation of such Participant. Tentative wage reductions shall become final, and then shall constitute Pre-tax Savings Plan Contributions, only after the Company or the Committee has made such adjustments thereto as they (or either of them) deem necessary to maintain the qualified status of this Plan or to maintain the status of any portion of this Plan as a qualified cash or deferred arrangement under section 401(k) of the Code.

         (c) All amounts withheld pursuant to a wage reduction agreement and thereafter contributed to the Plan as Pre-tax Savings Plan Contributions shall be so delivered only if the Company in good faith believes that such amounts do not exceed the amounts permissible pursuant to the limitations hereinabove set forth. If any amount shall be withheld from the Compensation of a Participant pursuant to a wage reduction agreement which exceeds the maximum amount permissible pursuant to Section 5(b) hereof, and if such amount is contributed to the Plan as a Pre-tax Savings Plan Contribution by way of a mistake of fact, it shall be refunded to the Company and shall thereafter be paid as promptly as practicable (subject, however, to the withholding of taxes and other amounts as though such amount were current compensation) by the Company to the Employee from whose Compensation such amount was obtained pursuant to a wage reduction agreement.

SECTION 6         CREDITING OF CONTRIBUTION AMOUNTS

         Company Wage Reduction Contributions shall be transferred by the Company to the Trustee as soon as practicable, but not less than monthly. All payments so made by the Company shall be reported to the Committee.

         All such contributions shall be appropriately credited to the Account of each Participant by the Trustee.

SECTION 7         VETERANS

         Notwithstanding any provision of this Plan to the contrary, effective December 12, 1994, contributions, benefits and Continuous Credited Service with respect to qualified military service will be provided in accordance with
Section 414(u) of the Code. "Qualified military service" means any service in the uniformed services (as defined in chapter 43 of title 38 of the United States Code) by any individual if such individual is entitled to reemployment rights under such chapter with respect to such service.

SECTION 8         TRANSFER CONTRIBUTIONS

         The Trustee is authorized to accept on behalf of a Participant, and hold as part of a Participant's Account, assets from a trustee of another plan qualified under Section 401(a) of the Code, provided that such other plan permits such a transfer and provided that the Committee approves such transfer from such other plan. All amounts so transferred to a Participant's Account shall be referred to herein as "Transfer Contributions."

SECTION 9         CONTRIBUTIONS MADE TO THE NON-ESOP FEATURE

         Effective January 1, 2002, when transmitted to the Plan pursuant to this Article III, the Pre-Tax Savings Plan Contributions shall be transmitted to and held under the Non-ESOP Feature of the Plan. As provided in Section 3 and
Section 5 of Article V, such contributions may be transferred later from the Non-ESOP Feature to the ESOP Feature.

                                   ARTICLE IV
                              COMPANY CONTRIBUTIONS

SECTION 1         AMOUNT OF COMPANY CONTRIBUTIONS

         The Company shall contribute to the Trustee out of Current Earnings for that fiscal year or, at its discretion as set forth below out of its accumulated earnings, in cash or in its treasury or authorized but unissued Common Stock the value of which shall be computed at the applicable fair market value on the date of contribution by the Company, an amount equal to the lesser of:

         (a) the aggregate of seventy-five percent (75%) of all Pre-Tax Savings Plan Contributions which represent up to four percent (4%) of each Participant's Compensation during such year, less any forfeitures (as defined in Article VIII, Section 1), or

         (b) an amount equal to fifteen percent (15%) of the Company's Current Earnings for such year in excess of ten percent (10%) of the stockholder's equity of the Company at the beginning of such year.

         The Company's Board of Directors may, at its discretion, waive the limitations in paragraph (b) above and contribute to the Trustee out of Current Earnings for that fiscal year or its accumulated earnings an amount not to exceed the limitations in paragraph (a) above.

         The Company will not match, nor allocate its contributions to, any portion of Pre-Tax Savings Plan Contributions which represent an amount in excess of four percent (4%) of a Participant's Compensation during each Plan Year.

         Company Contributions will be subject to the nondiscrimination test pursuant to Section 401(m)(2) of the Code. For any Plan Year the contribution percentage for eligible Highly Compensated Employees shall not exceed the greater of:

                           (A) 125 percent of such percentage for all other Eligible Employees, or

                           (B) the lesser of 200 percent of such percentage for all other Eligible Employees, or such percentage for all other Eligible Employees plus 2 percentage points.

         For nondiscrimination testing purposes, the multiple use rules pursuant to Regulation Section 1.401(m)-2 shall apply. If a correction of multiple use is required, Pre-Tax Savings Plan Contributions will be distributed as provided by Regulation Section 1.401(m)-2)(c).

         At any time corrections are required to either the nondiscrimination test or multiple use rules by distributing Pre-tax Savings Plan Contributions any related Company Contributions will also be distributed or forfeited to avoid discrimination.

SECTION 2         COMPANY WAGE REDUCTION CONTRIBUTIONS

         The Company shall contribute with respect to each Plan Year the aggregate of the Company Wage Reduction Contributions for such Plan Year, as determined pursuant to wage reduction agreements in force between the Company and Participants in the Plan. Company Wage Reduction Contributions shall be fully Vested and nonforfeitable at all times.

SECTION 3         ALLOCATION OF COMPANY CONTRIBUTIONS

         The Company Contributions for each fiscal year shall be allocated by the Trustee to each Participant's Account in proportion to seventy-five percent (75%) of each Participant's Pre-Tax Savings Plan Contributions made on his/her behalf up to an aggregate contribution thereof of four percent (4%) of a Participant's Compensation for such year.

         If a Participant or Designated Beneficiary becomes entitled to distribution of his/her Account under the Plan as a result of the Participant either retiring from the Company under one of its retirement programs (except a Deferred Vested Pension), suffering a Total and Permanent Disability or dying and Pre-Tax Savings Plan Contributions have been made on his/her behalf to which Company Contributions, if any, are allocated in the year in which such event (retirement, Total and Permanent Disability, or death) occurred, such Participant shall be entitled to share in the Company Contribution which it may make with respect to such year, as herein provided, as if such event had not occurred.

         There shall be directly and promptly allocated to the Pre-Tax Savings Plan Contributions subaccount of each Participant the Company Wage Reduction Contributions, as set forth in Section 2 hereof.

         Company Contributions will be allocated to the Participant only if the Participant is employed on the last day of the Plan Year, except in the case of retirement, Total and Permanent Disability or death.

SECTION 4         REPORTING THE CONTRIBUTIONS

         The Company Contributions and Company Wage Reduction Contributions shall be reported to the Committee by the Company.

SECTION 5         CONTINGENT NATURE OF CONTRIBUTIONS

         To the extent that the deductibility thereof is subsequently denied, each Company Contribution and each Company Wage Reduction Contribution made by the Company pursuant to the provisions of this Article IV hereof is hereby made expressly contingent upon the deductibility thereof for federal income tax purposes for the year with respect to which such contribution is made. Each such contribution is further contingent upon the maintenance of qualified status by the Plan for the year with respect to which such contribution is made, to the extent that the loss of qualified status would deprive the Company of the deduction taken for such contribution.

SECTION 6         EXCLUSIVE BENEFIT; REFUND OF CONTRIBUTIONS

         All contributions made by the Company are made for the exclusive benefit of the Participants and their beneficiaries, and such contributions shall not be used for nor diverted to purposes other than for the exclusive benefit of the Participants and their beneficiaries, including the costs of maintaining and administering the Plan and Trust. Notwithstanding the foregoing, refunds of Company Contributions shall be made to the Company under the following circumstances and subject to the following limitations, to the extent that such refunds do not, in themselves, deprive the Plan of its qualified status:

         (a) To the extent that a Federal income tax deduction is disallowed for any Company Contribution, the Trustee shall refund to the Company the amount so disallowed within one (1) year of the date of such disallowance.

         (b) In the case of a contribution, or for any Company Wage Reduction Contribution, which is made in whole or in part by reason of a mistake of fact, so much of the Company Contribution as is attributable to the mistake of fact shall be returnable to the Company upon demand, upon presentation of evidence of the mistake of fact to the Trustee and of calculations as to the impact of such mistake of fact. Demand and repayment must be effected within one (1) year after the last installment payment of the contribution to which the mistake applies.

                  In the event that any refund of amounts contributed under
                  Section 1 hereof is paid to the Company, such refund shall be made without interest and shall be deducted from among the Company Contributions subaccounts of Participants only to the extent that the amount of the refund can be identified to specific Participants (as in the case of certain mistakes of fact). Refunds of amounts contributed pursuant to Section 2 hereof (relating to contributions attributable to wage reduction) are treated at Section 6 of Article III.

                  Notwithstanding any other provision of this Section 6, no refund shall be made to the Company which is specifically chargeable to the Account of any Participant in excess of one hundred percent (100%) of the amount in such Account, nor shall a refund be made by the Trustee of any funds, otherwise subject to refund hereunder, which have been distributed to Participants and/or beneficiaries. In the case that such distributions become refundable, the Company shall have a claim directly against the distributees to the extent of the refund to which it is entitled. All refunds pursuant to this
                  Section 6 shall be limited in amount, circumstance and timing to the provisions of Section 403(c) of the Employee Retirement Income Security Act of 1974, as amended, and no such refund shall be made if, solely on account of such refund, the Plan would cease to be a qualified Plan pursuant to Section 401(a) of the Code.

SECTION 7         TRANSMITTING THE COMPANY CONTRIBUTIONS

         Each Company Contribution shall be sent to the Trustee as promptly as practicable following the determination of the amount thereof, and, in any event, on or before the date established by law (including any extension thereof) for the filing of the Company's federal income tax return for the taxable year with respect to which such Company Contribution is made.

         Contributions made pursuant to Section 2 hereof shall be made no later than the date specified in the preceding sentence, and shall be made at such earlier dates as may be practicable provided, however, that no wage reduction amount shall be held by the Company without contributing same to the Plan for a period longer than the longest period that is permissible under regulations published under Section 401(k) of the Code, and, in any event, amounts contributed under Section 2 hereof with respect to any Plan Year shall be deemed credited to the Pre-Tax Savings Plan Contributions subaccount of the Participant not later than the last day of such Year.

SECTION 8         CONTRIBUTIONS MADE TO THE NON-ESOP FEATURE

         Effective January 1, 2002, when transmitted to the Plan pursuant to this Article IV, the Company Contributions and Company Wage Reduction Contributions shall be transmitted to and held under the Non-ESOP Feature of the Plan. As provided in Section 3 and Section 5 of Article V, such contributions may be transferred later from the Non-ESOP Feature and ESOP Feature.

                                   ARTICLE V
                           INVESTMENT OF CONTRIBUTIONS

SECTION 1         INVESTMENT OF FUNDS

         Except for Unvested Company Contributions and, subject to Section 4 of
Article XVIII, ESOP Contributions, the amounts in a Participant's Account may be invested on behalf of such Participant in one or more of the following Investment Options, at the Participant's discretion:

         (a) Option A: Cash with Interest. - Cash will be invested in a fixed income account with a bank, insurance company, or an investment adviser registered under the Investment Advisers Act of 1940.

         (b) Option B: Mutual Fund(s). - Cash will be invested in one or more mutual funds approved by the Committee and made available to Participants.

         (c) Option C: A fund comprising a pooled account of Common Stock of the Company.

         The amounts credited to a Participant's Account from, subject to
Section 4 of Article XVIII, the ESOP Contributions and Unvested Company Contributions shall be invested in the Common Stock fund.

SECTION 2         INSTRUCTIONS TO THE TRUSTEE

         A Participant will instruct the Trustee in writing as to the manner in which his/her contributions in his/her Account, other than Company Contributions and ESOP Contributions, shall be invested in any one or more of the Investment Options in such proportions as he/she sees fit, except that the amounts so specified shall be in multiples of one percent (1%). A Participant may likewise instruct the Trustee with respect to the retention or investment of the Vested portion of the Company Contributions subaccount and, subject to Section 4 of
Article XVIII, the ESOP Contributions subaccount allocated to his/her Account, subject to the same limitations as apply to the investment of the contributions in his/her Account other than Company Contributions.

         Investment instructions with respect to the contributions in his/her Account other than Company Contributions and ESOP Contributions, and with respect to the Vested portion of the Company Contributions and, subject to
Section 4 of Article XVIII, the ESOP Contributions subaccount may be different, both as to the kind of investment and as to the relative amounts to be invested in such investments. Subject to Section 4 of Article XVIII, the ESOP Contributions subaccount and the Unvested portion of the Company Contributions subaccount shall remain invested in the Common Stock fund.

SECTION 3         TRANSFER TO THE ESOP FEATURE

         Effective January 1, 2002, any amount of the Participant's Non-ESOP Account invested in the Common Stock fund shall transfer to the Participant's ESOP Account as of the first day of the Plan Year immediately succeeding the Plan Year in which the contributions comprising such amounts invested in the Common Stock fund were made to the Plan. Notwithstanding the foregoing, any amount in a Participant's Account that is attributable to contributions made to the Plan prior to January 1, 2002 and that is invested in the Common Stock fund on December 31, 2001 shall be transferred to the Participant's ESOP Account effective as of January 1, 2002.

SECTION 4         TRUSTEE OPTIONS

         The Trustee is authorized to purchase treasury or authorized but unissued Common Stock of and from the Company, if offered by it, at the applicable fair market value.

SECTION 5         CHANGING OF INVESTMENTS

         As to the investment of future contributions with respect to which the Participant has investment discretion, the Participant shall have the right, at any time, but not more often than once daily, to instruct the Trustee to change the amounts to be invested in any Investment Option(s) for all his/her contributions. A Participant shall instruct the Trustee pursuant to this Section 5 with regard to the investment of any portion of the Participant's Account attributable to Transfer Contributions.

         Subject to Section 9 of Article III, Section 8 of Article IV and
Section 3 of this Article V, any amount that the Participant chooses to invest in the Common Stock fund, pursuant to this Section 5, shall be held in the Participant's Non-ESOP Account on and after January 1, 2002, subject to transfer to the Participant's ESOP Account. Effective January 1, 2002, any such amount invested in the Common Stock fund shall transfer to the Participant's ESOP Account as of the first day of the Plan Year immediately succeeding the Plan Year in which the investments were changed into the Common Stock fund. On and after January 1, 2002, any amount that the Participant chooses to invest in any Investment Option(s) other than the Common Stock fund, pursuant to this Section 5, shall be held in the Participant's Non-ESOP Account.

         All such directions to sell or to redeem securities held in the Participant's Account or to reinvest the proceeds and all changed investment directions shall become effective during the Transaction Period, as such term is defined in Section 1 of Article XV. All such directions received and completed prior to 4:00 p.m. Eastern Time on a day when both the Trustee and the New York Stock Exchange are open for business shall be effective as of the close of the business day of receipt of such directions. All such directions received and completed after 4:00 p.m. Eastern Time on a day when both the Trustee and the New York Stock Exchange are open for business shall be effective as of the following day when both the Trustee and the New York Stock Exchange are open for business.

SECTION 6         EARNINGS FROM INVESTMENTS

         Except as provided in Section 6 of Article XVIII, earnings from the Investment Options shall be reinvested in the Investment Option producing such earnings.

SECTION 7         UNINVESTED FUNDS UNDER INVESTMENT OPTIONS

         Any funds in the hands of the Trustee as to which the Participant has instructed the Trustee to invest in any given Investment Option but which temporarily remains uninvested may be held by the Trustee in cash. Shares of Common Stock shall be in full shares only, with no fractional shares being purchased or held. Amounts creditable to the Accounts of Participants which cannot be invested in the Investment Option selected because such amounts are insufficient to purchase a full share of Common Stock shall be temporarily held pursuant to this Section 6 as uninvested funds for the benefit of the Account to which such amount is allocable.

SECTION 8         SELECTION OF INVESTMENT OPTION

         The selection of an Investment Option by a Participant will be entirely the responsibility of such Participant. Neither Trustee, the Committee, the Company, nor any of its personnel shall be empowered to advise a Participant as to the manner in which the amounts credited to any Account shall be invested. The fact that a security is available to Participants for investment under this Plan shall not be construed as a recommendation for the purchase of that security, nor shall the designation of any Investment Option impose any liability on the Trustee, the Committee, the Union, the Company, or any of its personnel.

                                   ARTICLE VI
                            VESTING OF CONTRIBUTIONS

SECTION 1         VESTING OF PARTICIPANT CONTRIBUTIONS

         A Participant shall have a nonforfeitable interest in his/her Account balance to the extent that it is attributable to contributions made by him/her or on his/her behalf including (but not limited to) Company Wage Reduction Contributions (but not including Company Contributions), at all times (subject to the terms and conditions of Articles IX and XI), and in all assets in his/her Account attributable thereto.

SECTION 2         VESTING OF COMPANY CONTRIBUTIONS AND ESOP CONTRIBUTIONS

         Company Contributions and ESOP Contributions, if any, shall become Vested to the Participant on the date such Participant completes five (5) years of Continuous Credited Service (Article II, Section 2). For Participants with five (5) or more years of Continuous Credited Service, Company Contributions and ESOP Contributions will become Vested immediately upon being placed in his/her Account. Notwithstanding the foregoing, a Participant shall at all times be Vested in any earnings and dividends paid on the investments of Unvested Company Contributions and ESOP Contributions held in the Participant's Account. Full one hundred percent (100%) vesting shall also occur upon attainment of the Participant's Normal Retirement Date.

         Should a Participant terminate participation in the Plan by reason of any of the following, all Company Contributions and ESOP Contributions will become one hundred percent (100%) Vested to the Participant:

         (a)      Total and Permanent Disability

         (b)      Death

         (c) Termination of the Plan, (or partial termination of the Plan if the Participant is affected thereby), or

         (d)      Complete and final discontinuance of Company Contributions.

         If a Participant terminates employment at a time when his/her Company Contributions and ESOP Contributions are Unvested, such Unvested contributions shall be forfeited upon the earlier of (i) the distribution to the Participant of the Vested portion of his/her Account or (ii) the close of five consecutive Severance Periods after such termination of employment.

SECTION 3         VESTING OF RESTORED COMPANY CONTRIBUTIONS AND ESOP
         CONTRIBUTIONS

         A Participant who has restored previously forfeited ESOP Contributions or Company Contributions (as described in Section 7 of Article XI) shall have these restored ESOP Contributions and Company Contributions vest provided restoration is made prior to the attainment of five (5) years Continuous Credited Service by the Participant.

                                  ARTICLE VII
                           SUSPENSION OF PARTICIPATION

SECTION 1         SUSPENSION RESULTING FROM JOB TRANSFER

         In the event that a Participant is transferred to a job with the Company which renders such Participant ineligible to participate actively in this Plan, then, in such event, such Participant's Active Participation shall be deemed to be suspended. However, during the period of suspension the Participant's Account shall continue to be vested as if no suspension had occurred.

         Such suspension shall remain in effect until:

         (a) the Participant is transferred to a job whereby he/she would be re-eligible to be an active Participant in the Plan, or

         (b)      a termination occurs pursuant to Article XI of the Plan.

                                  ARTICLE VIII
                 APPLICATION OF COMPANY CONTRIBUTIONS FORFEITED

SECTION 1         APPLICATION OF FORFEITURES

         All Company Contributions and ESOP Contributions forfeited in accordance with Article VI, Section 2 shall be used to reduce the Company's subsequent contributions to the Plan. However, such forfeited Company Contributions and ESOP Contributions will be restored to the Participant's Account should the Participant exercise restoration rights as defined in Section 7 of Article XI.

         In the event that the Plan is terminated, any forfeitures not previously applied to reduce Company Contributions shall be credited (on the basis of each individual Participant's current year Compensation as a ratio to the total current year Compensation of all Participants) to the Accounts of all Participants entitled to share in the allocation of Company Contributions at the time of such termination.

SECTION 2         TREATMENT OF FORFEITED SECURITIES

         Forfeited securities shall be converted to cash and be invested by the Trustee; such cash shall be applied to the reduction of the next contribution by the Company.

         Upon forfeiture of a portion of the Company Contributions or ESOP Contributions, the Trustee shall sell such amount of the securities allocated to the Participant's Account as may be necessary to effect the forfeiture.

                                   ARTICLE IX
                           WITHDRAWAL OF CONTRIBUTIONS

SECTION 1         WITHDRAWAL EVENTS

         No amount may be withdrawn by a Participant from Company Wage Reduction Contributions, Company Contributions, or ESOP Contributions earlier than the occurrence of hardship (see Section 2 below) or one of the following events:

         (a) the Participant's retirement, death, Total and Permanent Disability, or termination of Employee status;

         (b) termination of the Plan without establishment of a successor plan;

         (c)      the Participant's attainment of age 59 1/2;

         (d) the sale or other disposition by the Company to an unrelated corporation, which does not maintain the Plan, of substantially all of the assets used in a trade or business, but only with respect to employees who continue employment with the acquiring corporation;

         (e) the sale or other disposition by the Company of its interest in a subsidiary to an unrelated entity which does not maintain the Plan, but only with respect to employees who continue employment with the subsidiary.

         (f) An Eligible Rollover Distribution by a Distributee to an Eligible Retirement Plan in accordance with the provisions of
                  Article XI, Section 6.

SECTION 2         HARDSHIP WITHDRAWALS

         If a Participant requests a hardship withdrawal prior to the occurrence of an event in Section 1 above, such request will require the consent of the Committee and such consent shall be given only if, under uniform rules, the Committee determines that

         (a) the purpose of the withdrawal is to meet immediate and heavy financial needs of the Participant,

         (b)      the amount does not exceed such financial need, and

         (c) the amount of the withdrawal is not immediately available from the resources of the Participant.

         A withdrawal made on account of hardship must be made first, from Company Contributions and earnings (if Vested) and then only from Company Wage Reduction Contributions of the Participant, and not from earnings credited thereto.

         Employees who make a hardship withdrawal may not make elective contributions for the tax year following the tax year of distribution, greater than the Code Section 402(g) limit minus the elective contributions for the year of distribution.

SECTION 3         FREQUENCY OF WITHDRAWALS.

         Except for distribution at retirement, disability, or death, [Article XI, Section 2(b)], withdrawals may not be made more frequently than once in any twelve (12) month period.

                                   ARTICLE X
                           DESIGNATION OF BENEFICIARY

         Each Participant must file with the Committee a written designation of a Designated Beneficiary or Beneficiaries in the form prescribed by the Committee with respect to all or part of the securities and cash held for the account of such Participant. Such Designated Beneficiary shall be a Participant's spouse or, if he/she has no spouse or his/her spouse consents (in the manner hereinafter described in this Article) to the designation hereinafter provided for in this Article, such person or persons other than, or in addition to, his/her spouse as may be designated by a Participant as his/her death beneficiary under the Plan. Such a designation may be made, revoked or changed only by an instrument (in form acceptable to the Committee) which is signed by the Participant, which includes his/her spouse's written consent to the action to be taken pursuant to such instrument (unless such action results in the spouse being named as the Participant's sole Beneficiary), and which is filed with the Committee before the Participant's death. A spouse's consent required by this Article shall be signed by the spouse, shall acknowledge the effect of such consent, shall be witnessed by a member of the Committee or by a notary public and shall be effective only with respect to such spouse. At any time when all the persons designated by the Participant as his/her Designated Beneficiary have ceased to exist, his/her Designated Beneficiary shall be his/her spouse or, if he/she does not then have a spouse, the Participant's estate. If a Participant has no spouse and he/she has not made an effective Beneficiary designation pursuant to this Article, his/her Designated Beneficiary shall be his/her estate.

                                   ARTICLE XI
                          DISTRIBUTION OF CONTRIBUTIONS

SECTION 1         DISTRIBUTION UPON OCCURRENCE OF EVENTS

         Subject to the provisions of Section 3 of this Article, distributions may be made to a Participant or the Designated Beneficiary, as the case may be, upon the occurrence of the following stated events:

         (a) Termination of a Participant's participation in the Plan, or cessation of the Participant's right to share in the allocation of the Company Contributions or ESOP Contributions made to the Plan (other than a temporary cessation on account of a temporary suspension of Participant contributions), or

         (b) Termination of the Plan without establishment of a successor plan, or

         (c) The sale or other disposition by the Company to an unrelated corporation, which does not maintain the Plan, of substantially all of the assets used in a trade or business, but only with respect to employees who continue employment with the acquiring corporation, or

         (d) The sale or other disposition by the Company of its interest in a subsidiary to an unrelated entity which does not maintain the Plan, but only with respect to employees who continue employment with the subsidiary.

         Effective as of January 1, 1998, if the present value of any nonforfeitable accrued benefit, at the time of distribution or at the time of any subsequent distribution, exceeds $5,000 such benefit may not be immediately distributed without the consent of the Participant.

SECTION 2         TERMINATION OF A PARTICIPANT'S ACTIVE PARTICIPATION IN THE
         PLAN

         A Participant's Active Participation in the Plan will be terminated if he/she:

         (a)      Voluntarily elects to cease contributions to the Plan,

         (b) Terminates employment from the Company voluntarily or involuntarily,

         (c)      Retires from the Company under one of its retirement programs,

         (d)      Suffers a Total and Permanent Disability,

         (e)      Dies.

         (f) Becomes Vested in all Company Contributions and ESOP Contributions in his/her Account and remains in a job whereby he/she is ineligible to be an active Participant in the Plan.

SECTION 3 DISTRIBUTION PRIOR TO VESTING OF COMPANY CONTRIBUTIONS AND ESOP CONTRIBUTIONS

         If a Participant terminates employment with the Company, either voluntarily or involuntarily, before the Company Contributions or ESOP Contributions are Vested, the Participant will receive the then current market value of the larger of:

         (a) the Participant's Pre-Tax Savings Plan Contributions, plus all earnings (not to exceed the current market value of the entire Account), or

         (b) the current market value of the entire Account less the Unvested Company Contributions and Unvested ESOP Contributions.

         If a Participant, who remains an employee of the Company but is not at least age 59 1/2, voluntarily elects to withdraw from the Plan before any of the Company Contributions or ESOP Contributions are Vested, he/she will receive the amount described above in this Section 3, less the then current market value of his/her Pre-Tax Savings Plan Contributions subaccount. Such Participant shall, upon attainment of age 59 1/2, receive the then current market value of his/her Pre-Tax Savings Plan Contributions subaccount.

SECTION 4 DISTRIBUTION AFTER VESTING OF COMPANY CONTRIBUTIONS AND ESOP CONTRIBUTIONS

         Subject to Article XI, Section 1, if a Participant terminates employment with the Company after Company Contributions and ESOP Contributions are Vested, the Participant will receive the then current market value of the entire Account when he/she elects to make a voluntary withdrawal.

         If a Participant, who remains an Employee of the Company but is not at least age 59 1/2, voluntarily elects to withdraw from the Plan after Company Contributions and ESOP Contributions are Vested, or remains in a job whereby he/she is ineligible to be an active Participant in the Plan, he/she will receive the amount described above in this Section 4, less the then current market value of his/her Pre-Tax Savings Plan Contributions subaccount. Such Participant shall, upon attainment of age 59 1/2, receive the then current market value of his/her Pre-Tax Savings Plan Contributions subaccount. If a Participant who remains employed by the Company and who has attained age 59 1/2, voluntarily elects to withdraw from the Plan after he/she becomes Vested in Company Contributions and ESOP Contributions credited to his/her Account, he/she will receive the entire amount described in this Section 4 as if he/she had terminated employment with the Company.

SECTION 5         DISTRIBUTION UPON RETIREMENT, DEATH OR DISABILITY

         If a Participant dies, retires or suffers a Total and Permanent Disability, the Participant or Designated Beneficiary will receive the then current market value of his/her Account. Distribution will not occur upon retirement or Total and Permanent Disability in the event a Participant elects to defer the commencement of distribution in accordance with Section 6 of this Article.

SECTION 6         DISTRIBUTION OF ACCOUNTS

         (a) Form of Distribution of Accounts to a Participant During His/Her Lifetime:

                  If a Participant terminates participation in the Plan, due to a separation from service or, if earlier, age 59 1/2, distribution shall be made, subject to other limitations of this Plan, by one of the following methods as he/she shall elect:

                  (i)      Payment in cash, or

                  (ii) If the Participant has selected one or more of the Investment Options:

                           (A)      payment in cash,

                           (B)      payment in securities held for the
                           Participant's Account, or

                           (C) a combination of (i) and (ii) above at the option of the Participant.

         (b)      Distribution of Cash and/or Securities

                  Distribution of cash and/or securities to a Participant who either (i) retires from the Company under one of its retirement programs, (ii) suffers a Total and Permanent Disability, or (iii) dies, or (iv) becomes Vested in all Company Contributions and ESOP Contributions in his/her Account and remains in a job whereby he/she is ineligible to be an active Participant in the Plan, shall be made, at the Participant's or Designated Beneficiary's option, in one of the following forms:

                  (i)      A single distribution to be received within ninety
                           (90) days from the date the Participant terminated participation in the Plan,

                  (ii) Two (2) installment distributions, with the first installment to be at least fifty percent (50%) of the Participant's Account balance (as determined in Section 3, 4 or 5 of this Article) and to begin within ninety (90) days from the date the Participant terminated participation in this Plan, and the second and final installment to include the remainder of the Account balance and to be received within twenty-four
                           (24) months after the date the Participant terminated participation in this Plan.

                  (iii) For events described in Section 1(c) or 1(d) of this Article, distribution will be made in a lump sum as provided by Section 401(k)(10) of the Code.

                  Distribution of cash and/or securities to a Participant who voluntarily elects to withdraw from the Plan or terminates employment from the Company, voluntarily or involuntarily, shall be made in a single distribution to be received within ninety (90) days from the date the Participant terminated participation in the Plan.

                  Notwithstanding the foregoing, a Participant who retires from the Company under one of its retirement programs (except a deferred vested pension) may elect to defer the commencement of distribution and remain a Participant in this Plan until no later than April 1 of the calendar year following the calendar year in which he/she attains age 70-1/2.

                  Should the Participant fail to select a form of distribution as previously described, the final distribution will be made in a single distribution as described in Section 6(b) (1) of this Article, in the form of the Investment Option(s) then in the Account.

                  If a Participant should die before (all) distribution(s) has
(have) been made, such distribution(s) shall be made to the Designated Beneficiary.

         (c) Distribution in Case of the Death of a Participant While an Employee

                  In the event of the death of a Participant while an Employee, distribution shall be made in accordance with Article X. Each Designated Beneficiary shall make an appropriate election as provided in Section 6(b) of this Article.

                  If the Designated Beneficiary should die before the final distribution has been made then such final distribution shall be made to the legally appointed representative(s) of the Designated Beneficiary.

         (d)      Direct Rollover of Eligible Rollover Distributions

         This subsection applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's election under this subsection, a Distributee, as defined under paragraph (1)(iii) of this subsection, may elect, at the time and in the manner prescribed by the plan administrator, to have any portion of an Eligible Rollover Distribution, as defined under paragraph (1)(i) of this subsection, paid directly to an Eligible Retirement Plan, as defined under paragraph (1)(ii) of this subsection, specified by the Distributee in a Direct Rollover, as defined under paragraph (1)(iv) of this subsection.

                  (i)      Definitions

                           (A) Eligible Rollover Distribution: An Eligible Rollover Distribution is any distribution of all or any portion of the balance to the credit of the Distributee except that an Eligible Rollover Distribution does not include any distribution to the extent such distribution is required under section 401(a)(9) of the Code, any distribution that is one of a series of substantially equal periodic payments (paid not less frequently than annually) over the life (or life expectancy) of the distributee or the joint lives (or life expectancies) of the distributee and a designated beneficiary or for a specified period of ten years or more, the portion of any distribution that is not includible in gross income, such other amounts specified in Treasury regulations and rulings, notices or announcements issued under
                           Section 402(c) of the Code, and, effective January 1, 1999, any "hardship" distribution (as defined in Code
                           Section 401(k)).

                           (B) Eligible Retirement Plan: An Eligible Retirement Plan is an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or a qualified trust described in section 401(a) of the Code, that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

                           (C) Distributee: A Distributee includes a Participant or the Participant's surviving spouse or Participant's former spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code.

                           (D) Direct Rollover: A Direct Rollover is a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

         (e)      Miscellaneous Provisions Relating to Distributions

         Any distribution to which a Participant or the Designated Beneficiary may be entitled shall have deducted therefrom all incident expenses and/or taxes.

         The Committee shall be notified upon forms prescribed by it as to all actions which are to be taken under this Section by a Participant or Designated Beneficiary.

         The Trustee shall be notified in writing by the Committee concerning any action required by the Trustee to be taken under this Section.

         Unless the Participant elects otherwise, in no event shall any retirement, death, or disability benefit commence later than the sixtieth (60th) day after the latest of the close of the Plan Year in which (1) occurs the date on which the Participant attains the earlier of age 65 or the normal retirement age specified hereunder (if other than 65) (whether or not by reason of reference to the Company's retirement programs), (2) occurs the tenth anniversary of the year in which the Participant commenced participation in the Plan, or (3) the Participant terminates service with the Company.

         (f)      Provision Pursuant to Code Section 401(a)(9)

         All distributions required under this Article XI shall be determined and made in accordance with the proposed regulations under Code Section 401(a)(9) including the minimum distribution incidental benefit requirement of section 1.401(a)(9)-2 of the proposed regulations, as may be amended or promulgated from time to time.

                  (i) Notwithstanding any other provision of the Plan, for individuals who are five percent (5%) owners (as defined in Section 416 of the Code) or who attain age seventy and one-half (70 1/2) in Plan Years prior to 2003, the entire interest of each such Participant under the Plan shall be distributed, commencing not later than April 1 of the calendar year following the calendar year in which he/she attains age seventy and one-half (70 1/2).

                           For individuals who are not five percent (5%) owners (as defined in Section 416 of the Code) and who attain age seventy and one-half (70 1/2) in Plan Years after 2002, the entire interest of each such Participant in the Plan shall be distributed to him/her by April 1 of the calendar year following the later of either:

                           (A) the calendar year in which the Employee attains age seventy and one-half (70 1/2), or

                           (B)      the calendar year in which the Employee
                           retires.

                           Such distribution shall be (1) in accordance with regulations prescribed by the Secretary of the Treasury, over the life of such Participant and his/her Designated Beneficiary, or (2) in accordance with such regulations, over a period not extending beyond the life expectancy of such Participant or the life expectancy of such Participant and his/her Designated Beneficiary.

                  (ii) If distribution of a Participant's interest under the Plan has begun in accordance with paragraph (i) of this subsection and such Participant dies before his/her entire interest has been distributed to him/her, the remaining portion of such interest shall be distributed to his/her Designated Beneficiary at least as rapidly as under the method of distribution being used under such paragraph (i) as of the date of his/her death.

                  (iii) If a Participant dies before the distribution of his/her interest under the Plan has begun in accordance with paragraph (i) of this subsection, the entire interest of the Participant shall be distributed to his/her Designated Beneficiary within five (5) years after such Participant's death; provided, however, that such five-year rule shall not be applicable to any portion of the Participant's interest under the Plan which is payable to any individual designated by the Participant as his/her Designated Beneficiary if:

                           (A) such portion will be distributed (in accordance with regulations prescribed by the Secretary of the Treasury) over the life of such Designated Beneficiary, and

                           (B) such distributions to such Designated Beneficiary begin not later than one year after the date of the Participant's death or such later date as the Secretary of the Treasury may by regulations prescribe or, if such Designated Beneficiary is the Participant's surviving spouse, not later than the date on which the Participant would have attained age 70-1/2.

                  (iv) If the Participant's surviving spouse is his/her Designated Beneficiary and such spouse dies before the distributions to such spouse begin, paragraph (3) shall be applied as if the surviving spouse were the Participant.

                  (v) Under regulations prescribed by the Secretary of the Treasury, for purposes of this subsection, any amount paid to a child shall be treated as if it had been paid to the surviving spouse if such amount will become payable to the surviving spouse upon such child reaching majority (or other designated event permitted under such regulations).

SECTION 7         RESTORATION OF FORFEITED COMPANY CONTRIBUTIONS AND ESOP
         CONTRIBUTIONS

         Each Participant who has forfeited any Company Contributions or ESOP Contributions has the right to gain restoration of the forfeited Company Contributions and ESOP Contributions. A Participant who (i) terminates participation in this Plan pursuant to Sections 2(a), (b) or (c) of this Article XI, (ii) ceases to be an Employee of the Controlled Group, (iii) forfeits his Unvested Company Contributions and ESOP Contributions pursuant to clause (i) of the third paragraph of Section 2 of Article VI and (iv) subsequently becomes rehired by the Controlled Group, will have the right within the earlier of (1) five (5) years after re-employment or (2) the close of five (5) consecutive Severance Periods commencing after the date of distribution, to restore to the Account the dollar value of the previously forfeited Company Contributions and ESOP Contributions by contributing back to the Account the total lump sum amount (dollar value as of the date of distribution) of the distribution which caused the forfeiture.

SECTION 8         DETERMINATION OF VALUE

         Determinations of value hereunder shall be made pursuant to an annual valuation by the Trustee at the fair market value as of the close of business on the annual valuation date to be established by the Trustee. If no such date is established, the annual valuation date shall be the last day of the Plan Year. Interim valuations, or partial valuations of one or more of the investment funds, may occur upon the direction of the Committee. The then current value of a Participant's Account, or any part thereof, as of any date, shall be determined by reference to the valuation (whether or not the annual valuation) coincident with or last preceding the date as of which such Account is to be valued.

                                  ARTICLE XII
                         MAXIMUM CONTRIBUTION LIMITATION

SECTION 1         PROVISION PURSUANT TO CODE SECTION 415(c)

         (a) MAXIMUM ANNUAL ADDITION: The "annual addition" to a Participant's Account shall not exceed the lesser of (i) $30,000 (as adjusted, effective January 1, 1995, pursuant to
                  Section 415(d) of the Code) or (ii) twenty-five percent (25%) of the Participant's Compensation (as defined in paragraph (d) below) for that Plan Year. The Compensation limitation in
                  (a)(ii) above shall not apply to amounts treated as Annual Additions under Sections 415(l)(1) or 419A(f)(2) of the Code.

         The term "annual addition" means the amount allocated to a Participant's Account during the limitation year (as hereinafter defined) that constitutes:

                  (i)      Forfeitures;

                  (ii)     all Employee contributions;

                  (iii) amounts allocated to an individual medical account, as defined in section 415(1)(2) of the Code, which is part of a pension or annuity plan maintained by the Company are treated as annual additions to a defined contribution plan. Also amounts derived from contributions paid or accrued which are attributable to post-retirement medical benefits, allocated to the separate account of a key employee, as defined in section 419A(d)(3) of the Code, under a welfare benefit fund, as defined in section 419(e) of the Code, maintained by the Company are treated as annual additions to a defined contribution plan; and

                  (iv)     all Company Contributions

         Any amount which may be excluded from the computation of annual additions under Treas. Reg. 1.415-6 shall be excluded from such computation.

         In addition, all defined contribution plans of the Company, terminated or not, shall, for purposes of these limitations, be considered as one Plan.

         (b) LIMITATION YEAR: For purposes of determining "annual additions", the Limitation Year shall be the Plan Year.

         (c) In the case of a group of Companies which constitutes a controlled group of corporations (as defined in Section 1563(a) of the Code), all such Companies shall be considered a single Company or employer for purposes of applying the limitation of Section 415 of the Code.

         (d) COMPENSATION. For purposes of this Section 1, Compensation shall mean compensation within the meaning of Section 415(c)(3) of the Code and the regulations thereunder. For limitation years beginning on and after January 1,

                  2001, for purposes of applying the limitations described in this section, compensation paid or made available during such limitation years shall include elective amounts that are not includible in the gross income of the employee by reason of
                  Section 132(f)(4) of the Code.

         (e) ADJUSTMENT FOR EXCESSIVE CONTRIBUTION. If, as a result of the allocation of forfeitures, a reasonable error in estimating a Participant's Compensation, or under other facts and circumstances provided for under Treasury Regulation 1.415-6(b)(6), the annual addition to a Participant would exceed the maximum provided in this Section 1, the administrator shall return any voluntary Participant contributions credited for the Limitation Year to the extent the return would reduce the excess amounts in the Participant's Accounts; to the extent excess amounts continue to exist, the excess amounts shall be allocated and reallocated to other Participants in the Plan. However, if such allocation or reallocation of the excess amounts causes the limitations of Section 415 to be exceeded with respect to each Plan Participant for the Limitation Year, then such amounts shall be held unallocated in a suspense account (the "Section 415 Suspense Account"). If a Section 415 Suspense Account is in existence at any time during a particular Limitation Year, other than the Limitation Year described in the preceding sentence, all amounts in the
                  Section 415 Suspense Account shall be allocated and reallocated (subject to the limitations of Section 415) before any contributions by the Company which would constitute annual additions may be made to the Plan for that Limitation Year. The Section 415 Suspense Account shall not share in any earnings or losses of the Trust Fund.

SECTION 2         PROVISION PURSUANT TO SECTION 415(e) OF THE CODE

         This Section 2 shall not apply after December 31, 1999.

         (a) Except as otherwise provided in Section 415(e) of the Code, in any case in which an individual is a participant in both a defined benefit plan and a defined contribution plan maintained by the Affiliated Group, the sum of the defined benefit plan fraction and the defined contribution plan fraction for any Plan Year commencing on or after the Effective Date shall not exceed 1. For purposes of the preceding sentence,

                  (i) the defined benefit plan fraction for any Plan Year is a fraction (i) the numerator of which is the projected annual benefit of the participant under the plan (determined as of the close of the Plan Year), and (ii) the denominator of which is the lesser of
                           (A) the product of 1.25, multiplied by the dollar limitation in effect under Section 415(b)(1)(A) of the Code for such Year, or (B) the product of 1.4, multiplied by the amount which may be taken into account under Section 415(b)(l)(B) of the Code with respect to such participant under the plan for such Year; and

                  (ii) the defined contribution plan fraction for any Plan Year is a fraction (i) the numerator of which is the sum of the annual additions to the participant's account as of the close of the Plan Year and for all prior Plan Years, and (ii) the denominator of which is the sum of the lesser of the following amounts determined for such Plan Year and for each prior Plan Year of service with the Affiliated Group;

                           (A) the product of 1.25, multiplied by the dollar limitation in effect under Section 415(c)(1)(A) of the Code for such Plan Year, or

                           (B) the product of 1.4, multiplied by the amount which maybe taken into account under Section-415(c)
                           (1)(B) of the Code with respect to such participant under such plan for such Plan Year.

         (b) Such reductions as are necessary to comply with the limitations of this Section with respect to a Participant in this Plan shall be made in his/her accrued benefit in accordance with applicable law; provided, however, that reductions shall first be made in accrued benefits in accordance with the provisions of any defined contribution plan of a controlled group member in which the Participant also participates prior to reduction in annual additions pursuant to a defined benefit plan, and to that end the Company shall reduce such accrued benefits to the extent necessary so that the defined contribution fraction set forth in Subsection (a) (1) of this Section is reduced so that such limitations are not exceeded, and reduction of annual additions shall then be made in accordance with the provisions of this Plan as are necessary to comply with the limitations of this Section.

SECTION 3         ANTI-DISCRIMINATION TEST

         Notwithstanding the terms of the Plan, the Pre-tax Savings Plan Contributions of a Participant shall be limited, to the extent necessary to satisfy the anti-discrimination tests set forth in Code Section 401(k)(3). For each Plan Year the Average Actual Deferral Percentage for the Highly Compensated Employees with respect to any Plan Year shall not exceed the greater of (a) or
(b):

         (a) The average Actual Deferral Percentage for the Eligible Employees who are Non-Highly Compensated Employees for the Plan Year multiplied by 1.25, or

         (b) The Actual Deferral Percentage for the Eligible Employees who are Non-Highly Compensated Employees multiplied by 2; provided, however, that the Average Actual Deferral Percentage for the Highly Compensated Employees may not exceed the Actual Deferral Percentage for the Eligible Employees who are Non-Highly Compensated Employees by more than two (2) percentage points (or such lesser amount as determined by the Secretary of Treasury).

         If, at any time during a Plan Year, the Actual Deferral Percentage for the Highly Compensated Employees exceeds or is reasonably expected by the Committee to exceed the greater of (a) or (b) above, then the Committee, in its sole and absolute discretion, shall distribute the Excess Contributions (as hereinafter defined) and income allocable to the contributions to the Highly Compensated Employees on whose behalf such Excess Contributions were made. For purposes of this Section 3, Excess Contributions shall mean the amount determined pursuant to

Section 401(k)(8)(B) of the Code. A Participant's Excess Contribution shall be reduced, as determined by Secretary of the Treasury, by the amount of any Excess Deferrals which are distributed to the Participant pursuant to Section 1 of
Article III. Any distribution of the Excess Contributions shall be made to each Highly Compensated Employee based on his respective portion of the Excess Contributions by reducing the amount of Pre-Tax Savings Plan Contributions actually paid over to the Trust on behalf of the Employee whose Pre-Tax Savings Plan Contribution is the greatest of the Highly Compensated Employees until such Participant's Pre-Tax Savings Plan Contribution is equal to the Pre-Tax Savings Plan Contribution of the Highly Compensated Employees whose Pre-Tax Savings Plan Contribution is the second greatest and continuing to prospectively reduce the amount of Company Contributions to be paid over to the Trust on behalf of the Highly Compensated Employees in a like manner until the Actual Deferral Percentage of the Highly Compensated Employees equals (by rounding up) for the Plan Year the greater of (a) or (b) above.

         The income allocable to a Participant's Excess Contributions shall be determined by multiplying the income allocable to the Participant's Pre-tax Savings Plan Contribution by a fraction, the numerator of which is the Participant's Excess Contribution and the denominator of which is the Participant's balance in his Company Wage Reduction Contribution Account as of the last day of the Plan Year.

         The Excess Contributions which would otherwise be distributed to the Participant shall be adjusted for income; shall be reduced, in accordance with regulations, by the amount of Excess Deferrals distributed to the Participant; shall, if there is a loss allocable to the Excess Contributions, in no event be less than the lesser of the Participant's Accounts under the Plan or the Participant's Company Wage Reduction Contribution for the Plan Year.

         Amounts distributed under this Section 3 shall be treated as a reduction in the amount of Compensation to be reduced pursuant to Section 1 of
Article III by each Participant.

         In calculating the actual deferral percentage for purposes of section 401(k), the actual deferral ratio of a Highly Compensated Employee will be determined by treating all cash or deferred arrangements under which the Highly Compensated Employee is eligible (other than those that may not be permissively aggregated) as a single arrangement.

         This paragraph shall apply until January 1, 1997. In the case of a Highly Compensated Employee who is one of the ten most Highly Compensated Employees and is thereby subject to the family aggregation rules of section 414(q)(6), the actual deferral ratio (ADR) for the family group (which is treated as one Highly Compensated Employee) is the ADR determined by combining the elective contributions, compensation and amounts treated as elective contributions of all eligible family members. Except to the extent taken into account in the preceding sentence, the elective contributions, compensation, and amounts treated as elective contributions of all family members are disregarded in determining the Actual Deferral Percentages for the groups of Highly Compensated Employees and nonhighly compensated employees.

         This paragraph shall apply until January 1, 1997. In the case of a Highly Compensated Employee whose ADR is determined under the family aggregation rules, the determination of the amount of excess contributions shall be made as follows: The ADR is reduced in accordance with the "leveling" method described in section 1.401(k)-1(f)(2) of the regulations and the excess contributions are allocated among the family members in proportion to the contributions of each family member that have been combined.

         Failure to correct Excess Contributions by the close of the Plan Year following the Plan Year for which they were made will cause the Plan to fail to satisfy the requirements of Code Section 401(k)(3) for the Plan Year for which the Excess Contributions were made and for all subsequent years they remain in the Trust Fund. The Company will be liable for a ten percent (10%) excise tax on the amount of Excess Contributions unless they are corrected within two and one-half (2 1/2) months after the close of the Plan Year for which they were made.

         To the extent required by the Code and Treasury Regulations, the limitations set forth in Section 2 shall be applied separately to each of the Non-ESOP Feature and the ESOP Feature. Notwithstanding the foregoing, for purposes of applying this Section 3 for any Plan Year in which

         (a)      the ESOP Feature is maintained, and

         (b) the requirements of Sections 401(k)(12) and 401(m)(11) of the Code are not satisfied a single Actual Deferral Percentage will be calculated for the group of eligible Employees who are Highly Compensated Employees and a single Actual Deferral Percentage will be calculated for the group of Eligible Employees who are Non-Highly Compensated Employees for the Plan Year, notwithstanding the existence of the ESOP portion of the Plan and the disaggregation rules of Treasury Regulation Sections 1.401(k)-1(g)(11) and 1.410(b)-7(c)(2), by reason of the fact that, notwithstanding the ESOP, all Pre-Tax Savings Plan Contributions made in such Plan Year are allocated to the Pre-Tax Savings Plan Contribution subaccount of the Participant's Non-ESOP Account in such Plan Year (including any Pre-Tax Savings Plan Contributions that are invested in Common Stock) and such account is not part of the ESOP, and all Company Contributions made in such Plan Year are allocated to the Company Contribution subaccount of the Participant's Non-ESOP Account in such Plan Year (including any Company Contributions that are invested in Common Stock) and such account is not part of the ESOP.

                                  ARTICLE XIII
                                    RESERVED

                                  ARTICLE XIV
                           ADMINISTRATION OF THE PLAN

SECTION 1         SAVINGS PLAN COMMITTEE

         The Plan shall be administered by the Defined Contribution Plan Committee which shall be appointed by the Board of Directors of the Company.

         The Committee shall consist of at least three (3) members who shall be designated from time to time by the Board of Directors of the Company, and shall act by at least a majority of members.

         The Committee, by a majority vote of its members, shall appoint a plan administrator, chairman and secretary. The plan administrator as appointed by the Committee shall be the "Named Fiduciary" of the Plan with respect to administrative matters, and the Trustee shall be the "Named Fiduciary" with respect to the handling of Plan assets.

         The Board of Directors shall, from time to time, notify the Trustee of the number and the identity of the members of the Committee and the Trustee shall be entitled to rely upon such notices.

SECTION 2         ADMINISTRATION OF THE PLAN BY THE COMMITTEE

         The Committee shall adopt such uniform and nondiscriminatory administrative regulations under the Plan as it shall deem to be necessary or appropriate for the efficient administration of the Plan.

         The Committee shall have sole and absolute discretion to interpret the provisions of the Plan or Trust Agreement (including, without limitation, by supplying omissions from, correcting deficiencies in, or resolving inconsistencies or ambiguities in, the language of the Plan or Trust Agreement), to make factual findings with respect to any issue arising under the Plan, to determine the rights and status under the Plan of Participants and other persons, to decide disputes arising under the Plan and to make any determinations and factual and other findings with respect to the benefits payable thereunder and the persons entitled thereto as may be required for the purposes of the Plan. In furtherance of, but without limiting, the foregoing, the Committee is hereby granted the following specific authorities, which it shall discharge in its sole and absolute discretion in accordance with the terms of the Plan (as interpreted, to the extent necessary, by the Committee):

         (a) to resolve questions (including factual questions) arising under the provisions of the Plan as to any individual's entitlement to become a Participant;

         (b) to determine the amount of benefits, if any, payable to any person under the Plan (including, to the extent necessary, making any factual findings with respect thereto); and

         (c) to conduct the review procedure specified in Section 3(g) of this Article.

         The Committee shall have full power and authority to administer the Plan and to interpret its provisions, and its interpretations shall be final and binding upon the Company, its personnel, the Union, the Trustee and all other parties in interest, subject to the provisions of Section 3 of this Article.

SECTION 3         FIDUCIARY PROVISIONS

         (a)      Named Fiduciaries

                  Among the named fiduciaries under the Plan shall be the Company, and the Trustee, investment advisors or insurance companies, each of which shall have such powers, duties, responsibilities and authority as shall be specified in the Plan or trust agreement entered into for the purpose of managing the Trust Fund, subject to any delegation thereof as provided in the Plan or such trust agreement. Any other person, entity, committee, board, department, office, or identifiable part of any legal entity may be designated by the Company as a named fiduciary by an instrument signed by the Company, delivered to such designated named fiduciary and to the Trustee and accepted in writing by the designated named fiduciary. Any such designation may be terminated at any time by the Company or by such named fiduciary by written notice delivered to the other of them and to the Trustee.

         (b)      Liability of Fiduciaries

                  To the extent permitted by law, (1) neither the Company nor any director, officer, or Employee shall be personally liable upon any contract or other instrument made or executed by him/her or it or in his/her or its behalf in the administration of the Plan or the Trust Fund; (2) neither the Company nor any director, officer, or Employee who is a fiduciary shall be liable for the neglect, omission or wrongdoing of any other fiduciary; (3) the Company, person, committee or board and each member thereof to whom the Company delegates (or the Plan or trust agreement assigns) any duty with respect to the Plan or Trust Fund, may rely and shall be fully entitled to act upon the advice of counsel, who may be of counsel for the Company, and upon the opinion, certificate, valuation, report, recommendation or determination of an actuary appointed by the Company to assist in the operation of the Plan; (4) the Company and each director, officer, or Employee who is a fiduciary shall be solely responsible for his/her own acts or omissions; and (5) if any responsibility of the Company or of a director, officer, or Employee who is a fiduciary is allocated to any other person or if a person is designated to carry out any responsibility in accordance with the provisions of the Plan or trust agreement, then such fiduciary shall not be responsible for any act or omission of such person in carrying out such responsibility.

         (c)      Delegation of Fiduciary Duties

                  The Company may delegate to any person, entity, committee, board, department, office, or identifiable part of any legal entity any one or more powers, functions, duties or responsibilities with respect to the Plan or the Trust Fund, provided that no such power, function, duty or responsibility which is assigned to a fiduciary (other than the Company) pursuant to some other Section of the Plan or the trust agreement shall be so delegated without the written consent of such fiduciary.

                  Any delegation pursuant to the preceding provisions: (1) shall be signed by the Company and be delivered to and accepted in writing by the delegate, (2) shall contain such provisions and conditions relating to such delegation as the Company deems appropriate, (3) may be amended from time to time by written agreement signed on behalf of the Company and the delegate and
                  (4) may be revoked (in whole or in part) at any time by written notice from the Company delivered to the delegate or from the delegate to the Company.

         (d)      Personal Liability of Non-Fiduciaries

                  Except for gross neglect or malfeasance, no non-fiduciary officers, directors or Employees of the Company shall be personally liable for acts done hereunder or related hereto, or for the making, retention or sale of any contract or contracts made as herein provided, or for the failure to invest or reinvest any funds or for any loss to or diminution of the Trust Fund, nor shall any of them be personally liable for or answerable to any Participant or any other person in connection with any exercise of discretion under the terms of this instrument relating to the payment or non-payment of benefits.

         (e)      Defense of Fiduciaries and Non-Fiduciaries

                  The Company shall, at its expense, defend or provide for the defense of any or all fiduciary or non-fiduciary officers, directors or employees of the Company against any such claims, allegations, suits, or charges relating to or incidental to the above matter, and shall continue to do so in any given cases, unless and until it shall clearly appear that gross neglect or malfeasance is involved in any such particular case.

         (f)      Claims for Benefits

                  Claims for benefits from this Plan shall be submitted to the designated representative of the Committee on such forms as may be designated by the Committee.

         (g)      Appeals Procedure

                  Upon the denial of any form of benefit, either partial or total, the Participant or Designated Beneficiary shall have the right to receive from the Committee a written notice stating:

                  (i)      The specific reason for denial,

                  (ii) The pertinent Section of the Plan on which the denial was based,

                  (iii) Other information the Committee may feel necessary to explain the denial, and

                  (iv)     An explanation of the claims review procedure.

         The Participant, Designated Beneficiary or a duly authorized representative, may, within ninety (90) days of such denial, file with the Plan Administrator an appeal for review of denial of benefits. In considering any appeal pursuant to this Section 3(g), the Plan Administrator shall have the same powers to interpret the Plan and make factual findings with respect thereto as are granted to the Committee under Section 2 hereof. The Participant, Designated Beneficiary or duly authorized representative shall have the right to examine all pertinent documents relating to the original denial within sixty (60) days of the filing date of such appeal, the Committee shall review such appeal and provide the Participant a decision as to denial or approval. Such decision shall be in writing and shall cover all pertinent facts considered in making the decision.

SECTION 4         ACTION BY THE COMPANY

         Any action by the Company under this Plan shall be made pursuant to authorization of its Board of Directors.

SECTION 5         DELEGATION OF TRUSTEE'S FUNCTIONS

         The Trustee and the Committee may, by agreement in writing, arrange for the delegation by the Trustee to the Company of any of the functions of the Trustee, except the custody and distribution of assets, the voting of Common Stock held by the Trustee, and the purchase and sale or redemption of securities.

SECTION 6         DUTIES OF THE TRUSTEE

         The Trustee shall keep accurate and detailed accounts of all investments, receipts and disbursements and other transactions.

         The Trustee shall annually, following the close of each Plan Year, revalue and adjust each Participant's Account at its current market value at the end of the Plan Year.

         The Trustee shall furnish at least annually to each Participant a statement showing the status of his/her Account under the Plan. This statement shall be deemed to have been accepted as correct unless written notice to the contrary is received by the Trustee within thirty (30) days after its mailing or delivery (if distribution is other than by mail) to a Participant.

SECTION 7         ACCOUNTS OF THE TRUSTEE

         The annual financial statement of the Plan shall be audited annually by auditors selected by the Company.

SECTION 8         RECORDS

         The records of the Trustee, Committee and the Company shall be conclusive with respect to all matters involved in the administration of this Plan.

SECTION 9         VOTING OF COMMON STOCK

         (a) Each Participant shall have the right to direct the Trustee as to the manner in which voting rights with respect to shares of Common Stock held in the Participant's Account shall be exercised.

         (b) In order to implement the voting rights granted in this Section, the Company shall furnish to the Trustee such information as will be distributed to shareholders of the Company in connection with each such vote and a form for the use by Participants in directing the Trustee as to the manner in which voting rights shall be exercised (the "Documents"), in quantities approximately equal to the number of Participants holding shares of Common Stock in Accounts at the time of such distribution. The Trustee shall use its best efforts to distribute or cause to be distributed to each Participant the Documents as soon as practicable following the furnishing of the Documents to the Trustee. The Trustee will follow the written directions of each Participant with respect to the voting of the shares of Common Stock held in such Participant's Account, provided that such written directions are received by the Trustee by the close of business two (2) days prior to the time such shares must be voted. Any such written direction by a Participant to the Trustee shall be effective as of the date such direction is received by the Trustee. Each Participant shall be permitted to revoke or change such direction, provided such revocation or change is received in writing by the Trustee by the close of business two (2) days prior to the time such shares of Common Stock must be voted.

         (c) In the absence of written direction from a Participant in accordance with Section 9(b) of this Article, the Trustee shall vote all shares of Common Stock held in such Participant's Account in the same manner in which the Trustee is directed by Participants, pursuant to Section 9(b) of this Article, to vote the majority of the aggregate shares of Common Stock held in such Participants' Accounts unless the Trustee is required, by ERISA, to vote the stock in a different manner.

         (d) The right granted to each Participant pursuant to this Section 9 to direct the manner in which shares of Common Stock allocated to such Participant's Account are voted, and the provisions instructing the Trustee regarding the manner in which voting rights with respect to such shares shall be exercised in the absence of written directions from a Participant, shall include the manner in which the rights with respect to corporate action by shareholder consent is exercised.

         (e) The Designated Beneficiary of each Participant shall be entitled to receive all distributions of Documents and to exercise all of the rights granted to each such Participant pursuant to this Section 9 in the event of the death of such Participant.

SECTION 10        NOTICES

         All notices, reports and statements given, made, delivered or transmitted to a Participant shall be duly given, made, delivered or transmitted as the Committee may deem appropriate.

         All directions, notices and other communications from Participants to the Committee shall be in such form as may be prescribed by the Committee.

         Such written directions, notices and other communications shall be mailed by first class mail or delivered to the secretary of the Committee and shall be deemed to have been given when received by the secretary or his/her duly authorized representative.

SECTION 11        COSTS AND EXPENSES

         Except as provided in Article XV Section 3 with respect to transaction expenses, all costs and expenses incurred in the administration of the Plan shall be paid by the Company; provided, however, that any taxes which may be imposed on the income or the assets of the trust shall be paid out of the assets in the hands of the Trustee and shall be charged ratably against the Accounts of the Participants. Notwithstanding the foregoing, any taxes incurred by reason of specific investments or transactions shall be charged against those Accounts of the Participants which were involved in such investments or transactions on the basis of the respective interests of such Accounts in the investments or transactions generating such tax liability.

SECTION 12        MISCELLANEOUS

         (a)      Construction Of Agreement

                  The Plan shall be governed by and construed in accordance with the laws of the State of Ohio, to the extent those laws have not been superseded by Federal law (which shall otherwise apply).

         (b)      Participant's Rights

                  Participation in the Plan by a Participant shall in no way affect any of the Company's rights as contained in the Basic Labor Agreement between the Company and the Union.

         (c)      Headings

                  The headings and captions contained in this document are for convenience of reference only, and are not deemed to constitute a part of the Plan.

         (d)      Against Public Policy

                  Should any provision (or part of any provision) of this Plan be determined by a court of competent jurisdiction to be contrary to law or unenforceable as a matter of public policy, such provision shall be considered severable, and this Plan shall be considered not to include the provision in issue. The Plan shall be construed by the Committee, by the Plan Administrator, and all other persons relying on this document as though such provision (or part thereof) did not exist, and the Plan shall be applied and enforced in the manner determined by the Plan Administrator to be most nearly consistent with the deleted provision as is permissible under law and public policy.

         (e)      Certain Reversions to the Company Permitted

                  Reversions of contributions to the Company will be permitted to the extent provided by Section 403(c) of ERISA.

                  Any contribution made by the Company because of a mistake of fact must be returned to the Company within one year of the contribution.

                  In the event the deduction of a contribution made by the Company is disallowed under section 404 of the Code, such contribution (to the extent disallowed) must be returned to the Company within one year of the disallowance of the deduction.

                  In the event that the Commissioner of Internal Revenue determines that the plan is not initially qualified under the Internal Revenue Code, any contribution made incident to that initial qualification by the Company must be returned to the Company within one year after the date the initial qualification is denied, but only if the application for the qualification is made by the time prescribed by law for filing the Company's return for the taxable year in which the plan is adopted, or such later date as the Secretary of the Treasury may prescribe.

         (f)      Payment to Minor or Incompetent Person

                  In the event that any benefit payable under this Plan is payable to or for the benefit of a minor, an incompetent person, or other person incapable of receipting therefor, such benefit shall be deemed paid when paid to such person's guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Trustee, the Plan Administrator, the Company and all other parties with respect thereto.

         (g)      Forfeiture if Participant or Designated Beneficiary Cannot Be
                  Located

                  In the event that any benefit payable under this Plan to any Participant or Designated Beneficiary cannot be paid because the proper payee cannot be located or identified by the Trustee, such benefit shall be deemed forfeited thirty-six
                  (36) months from the date on which the Trustee or Plan Administrator first attempted to locate such payee, provided, however, that upon presentation by such proper payee of a subsequent claim for such forfeited benefit, the full amount of the forfeited benefit shall be restored.

         (h)      Merger or Consolidation

                  In the event of the merger or consolidation of this Plan (or any part thereof) into any other plan, or the transfer to or from this Plan of any of the assets held for the benefit of Participants and Designated Beneficiaries, each Participant and

                  Designated Beneficiary affected by such merger, consolidation or transfer shall have an accrued benefit in the surviving or transferee plan (determined as if such plan were then terminated immediately after such merger, consolidation or transfer) that is equal to or greater than his/her accrued benefit to which he/she would have been entitled, had the Plan been terminated immediately prior to the occurrence of such merger, consolidation or transfer.

         (i)      Electronic Media

                  Notwithstanding any provision of the Plan to the contrary, including any provision which requires the use of a written instrument, to the extent permitted by applicable law, the Committee may establish procedures for the use of electronic media in communications and transactions between the Plan or the Committee and Participants and Beneficiaries. Electronic media may include, but are not limited to, e-mail, the Internet, intranet systems and automated telephonic response systems.

         (j)      Plan Conversions

                  Notwithstanding any provision of the Plan to the contrary, during any conversion period, in accordance with procedures established by the Committee, the Committee may temporarily suspend, in whole or in part, certain provisions of the Plan, which may include, but are not limited to, a Participant's right to change his contribution election, a Participant's right to change his investment election and a Participant's right to borrow or withdraw from his Account or obtain a distribution from his Account.

SECTION 13        DESIGNATION OF TRUSTEE

         In order to implement the Plan, the Company will enter into a trust agreement with the Trustee to the end that contributions of the Participants and the contributions of the Company shall be invested in accordance with the provisions of this Plan and shall be held in Trust for the exclusive benefit of the Participants or their Designated Beneficiaries.

         The Company may, without further reference to or action by any Participant, from time to time, enter into such further agreements with the Trustee or other parties and make such amendments to said trust agreements or said further agreements as it may be necessary or desirable to carry out the Plan, may from time to time designate a successor Trustee or successor Trustees, or may take such other steps to execute such other instruments as it may deem necessary or desirable to put the Plan into effect or to carry out the provisions thereof.

SECTION 14        TENDER AND EXCHANGE OFFERS

         Notwithstanding any other provision contained herein to the contrary (including, without limitation, the provisions of ARTICLE XIII), in the event the Trustee receives (i) any tender offer which is subject to Section 14(d)(1) of the Securities Exchange Act of 1934, as amended from time to time, and to regulations promulgated thereunder, or (ii) any other offer or option to buy or exchange more than thirty (30) percent of the outstanding shares of Common Stock, the provisions of this Section 14 of ARTICLE XIV shall apply.

         (a) Each Participant shall have the right to direct the Trustee as to whether to tender and sell or exchange pursuant to such offer any whole and fractional shares of Common Stock held in the Participant's Account.

         (b)      In order to implement the rights granted in this Section 14 of
                  ARTICLE XIV, the Company shall furnish to the Trustee such information as may be distributed by it to shareholders of the Company in connection with each such offer (the "Tender Document"), in quantities approximately equal to the number of Participants holding shares of Common Stock in Accounts at the time of such distribution. The Trustee shall use its best efforts to distribute or cause to be distributed to each Participant the Tender Documents together with all other materials that the Trustee receives as a shareholder from any other party with respect to such offer (the "Additional Tender Documents") and a form prepared by the Trustee for the use by Participants in directing the Trustee as to whether or not shares of Common Stock in the Participants' Accounts shall be tendered and sold or exchanged as soon as practicable following the furnishing of the Tender Documents and Additional Tender Documents to the Trustee. The Trustee will follow the written directions of each Participant with respect to the tender, and sale or exchange if the tender is accepted, of the whole and fractional shares of Common Stock held in such Participant's Account, provided that such written directions are received by the Trustee by the close of business two (2) days prior to the time such shares must be tendered. Any such written direction by a Participant to the Trustee shall be effective as of the date such direction is received by the Trustee. Each Participant shall be permitted to revoke or change such direction, provided such revocation or change is received in writing by the Trustee by the close of business two (2) days prior to the time such shares of Common Stock must be tendered. The Trustee shall tender all shares of Common Stock as to which valid and timely directions to do so have been received by it and have not been subsequently timely revoked prior to the expiration date of the offer to which the directions relate, and, to the extent the tender is accepted, the shares so tendered shall be sold or exchanged as soon as practical thereafter. Each Participant may direct the Trustee to withdraw any shares of Common Stock in the Participant's Account which were previously tendered, and the Trustee shall withdraw such shares of Common Stock prior to the withdrawal date of the offer, provided such direction is received in writing by the Trustee by the close of business two (2) days prior to the withdrawal date of the offer. Any and all directions given to the Trustee by any Participant pursuant to this Section 14 of ARTICLE XIV shall remain in the strict confidence of the Trustee.

         (c) In the absence of written direction from a Participant in accordance with Section 14(b) of ARTICLE XIV, the Trustee shall tender, and sell or exchange in the event the tender is accepted, at the times provided in Section 14(b) of ARTICLE XIV, all whole and fractional shares of Common Stock held in such Participant's Account only if the Trustee is directed by Participant, pursuant to Section 14(b) of

                  ARTICLE XIV, to tender and sell or exchange the majority of the aggregate shares of Common Stock held in such Participants' Accounts.

         (d) The Designated Beneficiary of each Participant shall be entitled to receive all distributions of Tender Documents and Additional Tender Documents and to exercise all of the rights granted to each such Participant pursuant to this Section 14 of ARTICLE XIV in the event of the death of such Participant.

         (e) The price at which sales of the Company's Common Stock in accordance with this Section 14 of ARTICLE XIV pursuant to a tender or exchange offer described herein shall be credited to the Participants' Accounts shall be the price paid in connection with the tender or exchange offer. Shares of Common Stock sold in accordance with this Section 14 of ARTICLE XIV pursuant to a tender of exchange offer described herein shall not be considered in computing weighted average price under
                  Section 2 of ARTICLE XV. The cash proceeds from the sale or exchange of any shares of Common Stock tendered and sold or exchanged pursuant to this Section 14 of ARTICLE XIV shall be invested in accordance with the terms of the Plan. If, as a result of a tender and sale or exchange, the Trustee receives securities or other property, such securities or property shall be held or reinvested in accordance with the terms of the Plan. Any shares of Common Stock tendered or offered but not purchased or exchanged shall be held or reinvested by the Trustee in the trust created under this Plan in accordance with the terms of the Plan.

         (f) Transactions in the Company's Common Stock pursuant to a tender or exchange offer in accordance with this Section 14 of
                  ARTICLE XIV need not be made through the facilities of the New York Stock Exchange.

         (g) The Account of each Participant for whom the Trustee has sold or exchanged shares of Common Stock in connection with any tender offer or exchange offer described in this Section 14 of
                  ARTICLE XIV shall be charged with a pro rata share of all expenses incurred by the Trustee in all sales or exchanges pursuant to such offer.

                                   ARTICLE XV
                       SECURITIES TRANSACTIONS BY TRUSTEE

SECTION 1         TRANSACTION PERIOD

         For convenience in administration, the Committee and the Trustee shall establish a period for (a) the purchase and sale of Mutual Fund shares or the Company's Common Stock or (b) the deposit and withdrawal of Cash With Interest, which shall be known as a Transaction Period. The Transaction Period shall commence at 4:00 p.m. Eastern Time on a day when both the Trustee and the New York Stock Exchange are open for business and shall end at 4:00 p.m. Eastern Time on the next succeeding day when both the Trustee and the New York Stock Exchange are open for business. All purchases and sales of the Company's Common Stock or Mutual Fund shares or the deposit and withdrawal of Cash With Interest made by the Trustee during the Transaction Period shall be in accordance with the instructions and directions of the Participants (or of the Company as to purchases of the Company's Common Stock with amounts to be credited to a Participant's Account from Company Contributions attributable to Participant's Contributions) which are received during a Transaction Period. The Trustee shall not be required to respond to any subsequent instruction or direction received during any Transaction Period until the next succeeding Transaction Period.

SECTION 2         POOLED ACCOUNT FOR SECURITIES TRANSACTIONS

         The transaction price for purchases and sales of Company's Common Stock shall be determined based upon the closing price of the Company's Common Stock on the New York Stock Exchange on a day when both the Trustee and the New York Stock Exchange are open for business, times the total number of shares of the Company's Common Stock in the Common Stock pooled account, plus uninvested cash and accrued income, divided by the number of shares in the Common Stock pooled account.

         The transaction price for purchases and sales in each of the Mutual Funds shall be determined based upon the closing price of each such Mutual Funds on a day when both the Trustee and the New York Stock Exchange are open for business, times the total number of shares in each such Mutual Funds pooled account, plus uninvested cash and accrued income; divided by the total number of shares of each such Mutual Funds pooled account.

         Purchases and sales of the Cash With Interest Investment Option shall be charged or credited on the basis of actual purchase and sale prices for the particular transaction.

SECTION 3         ALLOCATING TRANSACTION EXPENSE

         Each Participant for whom the Trustee has sold and/or purchased shares in one or more of the Investment Options available in the Plan pursuant to the Participant's specific investment directions shall be charged for the expenses incurred by the Plan in the exercise of the Participant's specific investment option direction.

SECTION 4         REGISTRATION OF SECURITIES

         Securities held by the Trustee may be registered in the name of the Trustee or its nominee.

SECTION 5         MISCELLANEOUS

         The Trustee shall invest in the Company's Common Stock Investment Option, the Cash With Interest Investment Option, or Mutual Fund Investment Option as promptly as practicable after the receipt of Employee contributions. Contributions temporarily held for investment in one of the Investment Options shall be invested by the Trustee in a short term fund approved by the Committee. All Transactions in the Company's Common Stock shall be made through the facilities of the New York Stock Exchange except for the purchase of stock from the Company as provided in Section 4 of Article V.

                                   ARTICLE XVI
                                  ASSIGNABILITY

         It is a condition of the Plan, and all rights of each Participant shall be subject thereto, that, except as provided in a qualified domestic relations order as defined in Section 414(p) of the Code, no right or interest of any Participant in the Plan or in the Account shall be assignable or transferable in whole or in part, either directly or by operation of law or otherwise, including, but not by the way of limitation, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner, but excluding the consequence of death, or mental incompetency, and no right of interest of any Participant of the Plan or in the Account shall be liable for, or subject to, any obligation or liability of such Participant. Notwithstanding any provision of the Plan to the contrary, effective for judgments, orders, decrees or settlements issued on or after August 5, 1997, the Plan shall honor a judgment, order, decree or settlement providing for the offset of all or a part of a Participant's benefit under the Plan, to the extent permitted under Code Section 401(a)(13)(C); provided that the requirements of Code Section 401(a)(13)(C)(iii) relating to the protection of the Participant's spouse (if any) are satisfied.

                                  ARTICLE XVII
         AMENDMENT, MODIFICATION, SUSPENSION OR TERMINATION OF THE PLAN

SECTION 1         AMENDMENT

         Subject to Section 2 of this Article XVII, the Company may at any time and from time to time, amend the Plan if in the opinion of the Company such amendment is necessary to enable the Plan to meet the requirements of the Code (including the regulations and rulings issued thereunder) or the requirements of any governmental authority.

SECTION 2         LIMITATION ON AMENDMENT

         The Company shall make no amendment to the Plan which shall result in the forfeiture or reduction of the interest of any Employee, Participant, former Participant or person claiming under or through any one or more of them pursuant to the Plan, except that nothing herein contained shall restrict the right to amend the provisions hereof relating to the administration of the Plan. Moreover, no such amendment shall be made hereunder which shall permit any part of Participants' contributions to revert to any Company or be used or be diverted to purposes other than the exclusive benefit of Employees, Participants, former Participants, and beneficiaries.

SECTION 3         TERMINATION

         This Plan shall continue in effect until and including the 31st day of July, 2004. Thereafter it shall renew itself for yearly periods unless written notice is given by either party to the other not less than sixty (60) days, but not more than seventy-five (75) days, prior to the expiration date or any extension thereof, that it is desired to terminate or amend the Plan. In the event such notice is given, the parties shall begin negotiations not less than forty-two (42) days prior to the termination date, unless otherwise mutually agreed to. If negotiations are not completed prior to the expiration date, this Plan shall terminate unless extended by mutual agreement of the parties. Upon termination, this Plan shall terminate in all respects, except that no distributions shall be made from the Plan until ninety (90) days following such termination, and any distributions made upon termination of the Plan shall be subject to the terms of Article XI Section 3. Except as herein otherwise provided, no provision of this Plan shall be subject to change prior to the expiration date as determined above.

         Upon any termination or partial termination of the Plan, the rights of each Participant to the assets then held in his/her Account under the Plan shall be non-forfeitable.

                          ARTICLE XVIII - ESOP FEATURE

SECTION 1         ESTABLISHMENT OF ESOP

         (a) The provisions of this Article XVIII shall become effective January 1, 2002.

         (b) The Plan shall consist of two components, the ESOP Feature and the Non-ESOP Feature. The ESOP Feature shall consist of the ESOP Account. The ESOP Feature is intended to qualify as a stock bonus plan under Code Section 401(a) and as an employee stock ownership plan under Code Section 4975(e)(7). The ESOP Feature is designed to invest primarily in "qualifying employer securities," as defined in Code Sections 4975(e)(8) and 409(l) and ERISA Section 407(d)(5). The ESOP Feature is described in this Article XVIII. The provisions of this
                  Article XVIII shall supercede any contrary provisions of the Plan.

SECTION 2         ESOP ACCOUNT

         (a) The Committee shall establish an ESOP Account in the name of each Participant and shall thereafter maintain a record thereof.

         (b) The ESOP Account of each Participant shall be credited and debited periodically during each Plan Year in which the ESOP is maintained with any additions or reductions in the number of shares of Common Stock held for such Participant in the Plan due to the reallocation of the investment of the Participant's Non-ESOP Account and ESOP Account, and with any stock and cash dividends paid on Common Stock attributable to units of the Common Stock fund.

         (c) In the event that a Participant elects a partial liquidation of the investment of his Account in Common Stock pursuant to
                  Section 5 of Article V, Common Stock shall be liquidated pro-rata from the Participant's Non-ESOP Account and ESOP Account.

SECTION 3         ESOP CONTRIBUTIONS

         The Company, in its discretion, may make ESOP Contributions from time to time in such amounts as are determined by the Company. All ESOP Contributions shall be made in Common Stock. ESOP Contributions for a Plan Year shall be allocated among active Participants for the Plan Year. The amount allocated to each active Participant shall be determined by multiplying each active Participant's Compensation for such Plan Year by a fraction, the numerator of which is the ESOP Contribution for such Plan Year, and the denominator of which is the total Compensation of all active Participants for such Plan Year. ESOP Contributions shall be treated as Company Contributions for purposes of distributions and withdrawals from the Plan. The ESOP Contribution subaccount of a Participant shall be invested in Common Stock, subject to the diversification rules provided in Section 4 of this Article.

SECTION 4         DIVERSIFICATION OF INVESTMENT

         Participants who are at least age 55 may diversify the investment of amounts, including amounts not Vested, held in their ESOP Accounts by transferring amounts out of the Common Stock fund to one of the other Investment Options in accordance with the provisions of Section 5 of Article V. Any transfer of such amounts out of the Common Stock fund to another Investment Option shall be deemed to be a transfer from the ESOP Feature to the Non-ESOP Feature.

SECTION 5         PUT OPTION

         (a) If shares of Common Stock distributable to a Participant or his Beneficiary are at the time of the distribution not readily tradable on an established market, the Participant or Beneficiary will have an option (the "Put") to require the Company to purchase all of the shares actually distributed to him. The Put may be exercised at any time during the Option Period (as defined below) by giving the Company written notice of the election to exercise the Put. The Put may be exercised by a former Participant or the Beneficiary only during the Option Period in which the former Participant or Beneficiary receives a distribution of shares of Common Stock.

         (b) The "Option Period" is the 60-day period following the day on which a Participant or his Beneficiary receives a distribution. If the former Participant or Beneficiary does not exercise the Put during that 60-day period, the Option Period will also be the 60-day period beginning after the new determination of the fair market value of Common Stock by the Committee (and notice to the Participant) in the following Plan Year. The Option Period will be extended by the amount of time during which the Company is unable to honor the Put by reason of applicable federal or state law.

         (c) The "Option Price" will be the fair market value of each share of Common Stock as of the valuation date immediately preceding the date the Put is exercised, multiplied by the number of shares to be sold under the Put, with appropriate adjustments to reflect intervening stock dividends, stock splits, stock redemptions, or similar changes to the number of outstanding shares.

         (d) The terms of payment for the sale of Common Stock pursuant to the Put shall be as provided in the Put and may be either paid in a lump sum or in installments as provided by the Committee. An agreement to pay through installments shall be permissible only if the Common Stock subject to the put option is part of a 'total distribution,' as defined in Code Section 409(h)(5), and--

                  (i) the agreement is adequately secured, as determined by the Committee,

                  (ii) a reasonable rate of interest is charged, as determined by the Committee,

                  (iii)    annual payments are equal,

                  (iv) installment payments must begin not later than 30 days after the date the Put option is exercised, and

                  (v) the term of the payment does not extend beyond five years from the date the Put option is exercised.

         (e) The Put will not be assignable, except that the former Participant's donees or, in the event of a Participant's death, his personal representative, will be entitled to exercise the Put during the Option Period for which it is applicable.

         (f) The Trustee in its discretion may, with the Company's consent, assume the Company's obligation under this Section at the time a former Participant or Beneficiary exercises the Put. If the Trustee does assume the Company's obligations, the provisions of this Section that apply to the Company will also apply to the Trustee.

         (g) The Put will also apply to shares of Common Stock that are publicly traded without restriction when distributed but which cease to be publicly traded or which become subject to a trading limitation during the Option Period. In that event, the Committee will notify in writing each former Participant or Beneficiary to whom the Put becomes applicable that the shares of Common Stock held by the former Participant or Beneficiary are subject to the Put for the remainder of the applicable Option Period and will inform the Participant or Beneficiary of the terms of the Put. If the written notice is given later than ten days after the shares of Common Stock cease to be publicly traded or become subject to a trading limitation, the period during which the Put may be exercised will be extended by the number of days between the tenth day and the date the notice is actually given.

         (h) The Committee will notify each former Participant or Beneficiary who is eligible to exercise the Put of the fair market value of each share of Common Stock as soon as practicable following its determination. The Committee and the Company will send all notices required under this Subsection to the last known address of a former Participant or Beneficiary, and it will be the duty of those persons to inform the Committee of any changes in address.

SECTION 6         PAYMENT OF DIVIDENDS

         (a) The Committee, in its sole discretion, may provide that any dividends paid in cash during the Plan Year on shares of Common Stock in which Participants' ESOP Accounts are invested shall be (i) paid in cash directly to the Participant, (ii) paid to the Plan and subsequently distributed to the Participant in cash no later than 90 days after the close of the Plan Year in which the dividends are paid to the Plan, or
                  (iii) at the election of the Participant, either (A) paid to the Participant as provided in Clause (i) or (ii) (as determined by the Committee) or (B) paid to the Participant's ESOP Account to be reinvested in the Common Stock. Such dividends shall be paid in accordance with procedures established by the Committee.

         (b) If an election pursuant to Paragraph (a)(iii) is provided by the Committee, each Participant may make the election, in the manner and at the time specified by the

                  Committee, with respect to dividends received on shares of Common Stock comprising the portion of the Common Stock fund allocated to the Participant's ESOP Account. If an election pursuant to Paragraph (a)(iii) is provided by the Committee and a Participant does not make such an election, such dividends shall be paid to the Participant's ESOP Account to be reinvested in Common Stock.

         (c) The Beneficiary of a deceased participant shall have the same rights as a Participant has under this Section 6.

         (d)      The provisions of this Section 6 are intended to comply with
                  Section 404(k) of the Code, and shall be interpreted and construed accordingly.

SECTION 7         INDEPENDENT APPRAISER

         Common Stock held in Participants' ESOP Accounts shall be valued as of each valuation date, or at the discretion of the Committee, more frequently. All valuations of Common Stock held in Participants' ESOP Accounts which is not readily tradable on an established securities market shall be made by an independent appraiser meeting requirements similar to those contained in Treasury Regulations under Code Section 170(a)(1).

SECTION 8         SHARE LEGEND

         Shares of Common Stock in the ESOP Feature held or distributed by the Trustee may include such legend restrictions on transferability as the Company may reasonably require in order to assure compliance with applicable federal and state securities laws.

         IN WITNESS WHEREOF, the Cooper Tire & Rubber Company has caused this Restated Plan to be executed and adopted this 26th day of February, 2002.

                                    COOPER TIRE & RUBBER COMPANY

                                    By:/s/ Stephen O. Schroeder
                                       -----------------------------------------
                                    Treasurer

                                    By:/s/ Richard N. Jacobson
                                       -----------------------------------------
                                    Assistant Secretary

                             AMENDMENT NO. 1 TO THE
                          COOPER TIRE & RUBBER COMPANY
                    PRE-TAX SAVINGS PLAN (BOWLING GREEN-SEAL)
            (AS AMENDED AND RESTATED EFFECTIVE AS OF JANUARY 1, 2001)

                  The Cooper Tire & Rubber Company (the "Company") hereby adopts this Amendment No. 1 to the Cooper Tire & Rubber Company Pre-Tax Savings Plan (Bowling Green-Seal) (As Amended and Restated Effective as of January 1, 2001) (the "Plan"). The provisions of this Amendment shall be effective as of January 1, 2002, unless otherwise indicated. Words and phrases used herein with initial capital letters which are defined in the Plan are used herein as so defined.

                  One of the purposes of this Amendment is to reflect the adoption of various provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA"). The Company intends for this Amendment to satisfy the "good faith" compliance requirements of EGTRRA and to be construed in accordance with EGTRRA and guidance issued thereunder.

                                    SECTION 1

                  Section (12) of Article I of the Plan is hereby amended in its entirety to read as follows:

                  "(12) 'Compensation' - includes all payments of wages, bonus, Company Wage Reduction Contributions to this Plan and any taxable payments paid to the Participant in a calendar year, except that there shall be excluded from Compensation: supplemental unemployment benefits, supplemental worker's compensation, accident and sickness benefits, and other amounts which either are excludable or deductible from income in whole or in part for federal income tax purposes or which represent payments pursuant to a program of benefits or deferred compensation (other than Company Wage Reduction Contributions), whether or not qualified under the Code.

                  Notwithstanding the above, the maximum amount of compensation taken into account each year for all computations shall not exceed the amount prescribed pursuant to Section 401(a)(17) of the Code, as amended, or such amount as the Secretary of the Treasury shall prescribe from time to time."

                                    SECTION 2

                  Section 1(a)(ii) of Article III of the Plan is hereby amended in it entirety to read as follows:

                  "(ii) the dollar limitation contained in Section 402(g) of the Code in effect for such taxable year."

                                    SECTION 3

                  Section 1 of Article IV of the Plan is hereby amended by (i) deleting the fifth paragraph therein and (ii) deleting the word "either" and the phrase "or multiple use rules" in the sixth paragraph where they occur therein.

                                    SECTION 4

                  Section 1(a) of Article IX of the Plan is hereby amended in its entirety to read as follows:

                  "the Participant's retirement, death, Total and Permanent Disability, or severance from employment;"

                                    SECTION 5

                  Section 1 of Article IX of the Plan is hereby amended by (i) deleting subsections (d) and (e) and (ii) renumbering subsection (f) as subsection (d).

                                    SECTION 6

                  The last paragraph of Section 2 of Article IX of the Plan is hereby amended in its entirety to read as follows:

                           "Employees who make a hardship withdrawal may not
                  make elective deferrals and employee after-tax contributions under this Plan and all other plans of the Company for 6 months after receipt of the distribution."

                                    SECTION 7

                  Section 6(d)(i)(A) of Article XI of the Plan is hereby amended in its entirety to read as follows:

                  "(A)     Eligible Rollover Distribution: An Eligible Rollover
                  Distribution is any distribution of all or any portion of the balance to the credit of the Distributee except that an Eligible Rollover Distribution does not include any distribution to the extent such distribution is required under section 401(a)(9) of the Code, any distribution that is one of a series of substantially equal periodic payments (paid not less frequently than annually) over the life (or life expectancy) of the distributee or the joint lives (or life expectancies) of the distributee and a designated beneficiary or for a specified period of ten years or more, the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities), such other amounts specified in Treasury regulations and rulings, notices or announcements issued under Section 402(c) of the Code, and any distribution which is made upon hardship the distributee. Notwithstanding the foregoing, a portion of a distribution shall not fail to be an Eligible Rollover

                  Distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Section 408(a) or (b) of the Code, or to a qualified defined contribution plan described in Sections 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible."

                                    SECTION 8

                  Section 6(d)(i)(B) of Article XI of the Plan is hereby amended in its entirety to read as follows:

                  "(B)     Eligible Retirement Plan: An Eligible Retirement Plan
                  is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in
                  Section 403(a) of the Code, a qualified trust described in
                  Section 401(a) of the Code, an annuity contract described in
                  Section 403(b) of the Code, or an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state that accepts the Distributee's Eligible Rollover Distribution."

                                    SECTION 9

                  The first two sentences of Section 1(a) of Article XII of the Plan are hereby amended in their entirety to read as follows:

                  "(a)     MAXIMUM ANNUAL ADDITION: The "annual addition" to a
                  Participant's Account shall not exceed the lesser of (i) $40,000, as adjusted for increases in the cost-of-living under
                  Section 415(d) of the Code or (ii) 100% of the Participant's Compensation (as defined in paragraph (d) below) for that Plan Year. The Compensation limit referred to in (ii) shall not apply to any contribution for medical benefits after separation from service (within the meaning of Section 401(h) or Section 419A(f)(2) of the Code) which is otherwise treated as an annual addition."

                                   SECTION 10

                  Section 3(f) of Article XIV of the Plan is hereby amended in its entirety to read as follows:

                  "(f)     Claims for Benefits (other than disability benefits)

                           Any Participant or Designated Beneficiary who believes that he or she is entitled to receive a benefit under the Plan which he or she has not received may file with the designated representative of the Committee, on such forms as may be designated by the Committee, a written claim specifying the basis for his or her claim and the facts upon which he or she relies in making such claim. Such a claim must be signed by the claimant or his or her authorized representative and shall be deemed filed when delivered to the designated representative of the Committee.

                           Unless such claim is allowed in full by the Committee, the Committee shall (within 90 days after such claim was filed, plus an additional period of 90 days if required for processing and if notice of the 90-day extension of time indicating the specific circumstances requiring the extension and the date by which a decision shall be rendered is given to the claimant within the first 90-day period) cause written notice to be mailed to the claimant of the total or partial denial of such claim. Such notice shall be written in a manner calculated to be understood by the claimant and shall state

                           (i) the specific reason(s) for the denial of the claim,

                           (ii)     specific reference(s) to pertinent
                                    provisions of the Plan and/or Trust Fund on which the denial of the claim was based,

                           (iii) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary, and

                           (iv) an explanation of the review procedure specified in Section 3(g) of this Article XIV."

                                   SECTION 11

                  Section 3(g) of Article XIV of the Plan is hereby amended in its entirety to read as follows:

                  "(g)     Appeals Procedure

                           Within 90 days after the denial of his or her claim, the claimant may appeal such denial by filing with the Plan Administrator his or her written request for a review of the claim. Such request for review must be signed by the claimant or his or her authorized representative and shall be deemed filed when delivered to the Plan Administrator or its designee. If the claimant does not file a request for review of his or her claim within such 90-day period, the claimant shall be conclusively presumed to have accepted as final and binding the initial decision of the Plan Administrator on his or her claim. In considering any appeal pursuant to this Section 3(g), the Plan Administrator shall have the same powers to interpret the Plan and make factual findings with respect thereto as are granted to the Committee under
                           Section 2 hereof.

                           If such an appeal is so filed within such 90-day period then the Plan Administrator, or a named fiduciary designated by the Administrator, shall conduct a full and fair review of such claim. During such full review, the claimant shall be provided with the opportunity to submit written comments, documents, records, and other information relating to the claim for benefits, and with reasonable access to and copies of, upon request and free of charge, all documents, records, and other information relevant to the claimant's claim for benefits. In addition, such full and fair review shall take into account all comments, documents, records, and other information submitted by the claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

                           After the completion of such full review, the reviewer shall mail or deliver to the claimant a written decision on the matter based on the facts and pertinent provisions of the Plan and/or Trust Fund and/or applicable law. Such decision shall be mailed or delivered to the claimant within a period of 60 days after the Administrator's receipt of the request for review unless special circumstances require an extension of time, in which case such decision shall be rendered not later than 120 days after receipt of such request. (If an extension of time for review is required, written notice of the extension shall be furnished to the claimant prior to the commencement of the extension.) Such decision (1) shall be written in a manner calculated to be understood by the claimant, (2) shall state the specific reason(s) for the decision, (3) shall make specific reference(s) to pertinent provisions of the Plan and/or Trust Fund on which the decision is based and (4) shall, to the extent permitted by applicable law, be final and binding on all interested persons. The notice of the adverse determination shall also include a statement that the claimant is entitled to receive, upon request, and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant's claim for benefits, and contain a statement describing any voluntary appeal procedures offered by the Plan and the claimant's right to obtain information about such procedures and a statement of the claimant's right to bring an action under Section 502(a) of ERISA."

                                   SECTION 12

                  Section 3 of Article XIV of the Plan is hereby amended by adding a new subsection (h) to the end thereof, immediately following subsection
(g), to read as follows:

                           "(h)     Claims for Benefits Upon Total and Permanent
                           Disability:

                                    (1) Notwithstanding the foregoing provisions
                           of this Article, in the case of a claim for benefits upon Total and Permanent Disability, unless such claim is allowed in full by the Committee, the Committee shall (within a reasonable period of time, but not later than 45 days, unless such period is extended as provided in Section 3(h)(2), below, after receipt of the claim) cause written notice to be mailed or delivered to the claimant of the total or partial denial if his claim. Such notice shall be written in a manner calculated to be understood by the claimant and shall include

                                    (i)      the specific reason(s) for the
                                             denial of the claim,

                                    (ii)     specific reference(s) to the
                                             provisions of the Plan and/or Trust
                                             Fund on which the denial of the
                                             claim was based,

                                    (iii)    a description of any additional
                                             material or information necessary
                                             for the claimant to perfect the
                                             claim and an explanation of why
                                             such material or information is
                                             necessary,

                                    (iv)     an explanation of the review
                                             procedures specified in Section
                                             3(h)(3) of this Article XIV and the
                                             time limits applicable to such
                                             procedures, and

                                    (v)      a specific reference to the
                                             internal rule, guideline, protocol
                                             or other similar criterion, if any,
                                             that was relied upon in making the
                                             adverse determination or a
                                             statement that such rule,
                                             guideline, protocol, or other
                                             similar criterion, if any, was
                                             relied upon in making the adverse
                                             determination and that a copy of
                                             such rule, guideline, protocol, or
                                             other similar criterion will be
                                             provided free of charge to the
                                             claimant upon request.

                                    (2) The 45-day period set forth in Section
                           3(h)(1), above, may be extended by the Committee for up to 30 days, provided that the Committee determines that such an extension is necessary due to matters beyond the control of the Committee and notifies the claimant, prior to the expiration of the initial 45-day period, of the circumstances requiring the extension of time and the date by which the Committee expects to render a decision. Additionally, if, prior to the end of the first 30-day extension period, the Committee determines that, due to matters beyond the control of the Committee, a decision cannot be rendered within that extension period, the period for making the determination may be extended for up to an additional 30 days, provided that the Committee notifies the claimant, prior to the expiration of the first 30-day extension period, of the circumstances requiring the extension and the date as of which the Committee expects to render a decision. In the event of any extension under this Section 3(h)(2), the notice of extension shall specifically explain the standards on which entitlement to a benefit is based, the unresolved issues that prevent a decision on the claim, and the additional information needed to resolve the issues. The claimant shall be afforded at least 45 days within which to provide the specified information. Additionally, in the event that a period of time is extended due to a claimant's failure to submit information necessary to decide a claim, the period for making the benefit determination shall be tolled from the date on which the notification of the extension is sent to the claimant until the date on which the claimant responds to the request for additional information.

                           (3) Within 180 days after receipt of a notification of a denial of a claim, the claimant or his duly authorized representative may appeal such denial

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                           by filing with the Committee his written request for
                           a review of his claim. If such an appeal is so filed within 180 days, a Named Fiduciary designated by the Committee shall conduct a full and fair review of such claim. During such full and fair review, the claimant shall be provided with the opportunity to submit written comments, documents, records, and other information relating to the claim for benefits and reasonable access to and copies of, upon request and free of charge, all documents, records, and other information relevant to the claimant's claim for benefits. In addition, such full and fair review shall (i) take into account all comments, documents, records, and other information submitted by the claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination, (ii) not afford deference to the initial adverse benefit determination, (iii) be conducted by a Named Fiduciary who is neither the individual who made the adverse benefit determination that is the subject of the appeal, nor the subordinate of such individual,
                           (iv) provide that, in deciding any appeal of any adverse benefit determination that is based in whole or in part on a medical judgment, the Named Fiduciary shall consult with a health care professional who has appropriate training and experience in the field of medicine involved in the medical judgment and who is neither the individual who was consulted in connection with the adverse benefit determination that is the subject of the appeal, nor the subordinate of any such individual, and (v) provide for the identification of medical or vocational experts whose advice was obtained on behalf of the Plan in connection with the claimant's adverse benefit determination, without regard to whether the advice was relied upon in making the initial benefit determination.

                           The decision of the Named Fiduciary shall be made in a writing delivered to the claimant within a reasonable time, but in no event later than 45 days after the receipt of the request for review unless special circumstances require an extension of time for processing. If the Named Fiduciary determines that an extension of time for processing is required, written notice of the extension shall be furnished to the claimant setting forth the special circumstances requiring an extension of time and the date by which the Named Fiduciary expects to render a decision on review, and shall be furnished prior to the termination of the initial 45-day period. In no event shall such extension exceed a period of 45 days from the end of the initial 45-day period.

                           In the case of an adverse benefit determination on review, the notice of the determination shall be written in a manner calculated to be understood by the claimant and shall include (i) the specific reasons for the determination, (ii) specific reference(s) to specific provisions of the Plan and/or Trust Fund on which the determination is based, (iii) a statement that the claimant is entitled to receive, upon request, and free of charge,

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                           reasonable access to, and copies of all documents,
                           records, and other information relevant to the claimant's claim for benefits, (iv) a statement describing any voluntary appeal procedures offered by the Plan and the claimant's right to obtain information about such procedures, including a statement of the claimant's right to bring a civil action under section 502(a) of ERISA and (v) if an internal rule, guideline, protocol or other similar criterion was relied upon in making the adverse determination, either the specific rule, guideline, protocol, or other similar criterion, or a statement that such rule, guideline, protocol, or other similar criterion was relied upon in making the adverse determination and that a copy of the rule, guideline, protocol or other similar criterion will be provided free of charge to the claimant upon request. To the extent permitted by applicable law, the determination on review shall be final and binding on all interested persons. In performing the duties under this Section 3(h)(3), the Named Fiduciary shall have the same powers to interpret the Plan and make factual findings with respect thereto as are granted to the Committee under Section 2 hereof."

                  EXECUTED this 27th day of December 2002.

                                    THE COOPER TIRE & RUBBER COMPANY

                                    By:/s/ Stephen O. Schroeder
                                       ----------------------------
                                    Treasurer

                                    By:/s/ Charles F. Nagy
                                       ----------------------------
                                    Assistant Treasurer

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